UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A
Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DRS Inc.
(Name of small business issuer in its charter)

Nevada		20-5914452
State of jurisdiction	(Primary Standard Industrial	(IRS Employer
of incorporation or	Classification Code Number)	Identification Number)
organization

16504 9th Avenue SE, Suite 205
Mill Creek, Washington 98012
(866) 991-9960
(Address and telephone number of principal executive offices)

Daniel Mendes, President
8245 SE 36th Street
 Mercer Island, Washington 98040
(206) 920-9104
(Name, address and telephone number of agent for service)

Copies to:
Sharon D. Mitchell, Esq.
1357 N Bywood
Clawson, Michigan 48017
MAILING ADDRESS: 57492 ONAGA TRAIL
YUCCA VALLEY, CALIFORNIA 92284
(248) 515-6035
(760) 301-0056 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-Accelerated Filer [ ]	Smaller Reporting Company [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

Calculation of Registration Fee
Title of each class of securities to be registered	Amount being Registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price	Amount of registration fee (4)
Common Stock $0.001 Par Value (2) Common Stock $0.001 Par Value (3)	5,229,868 3,000,000	$1.00 $1.00	$5,299,868.00 $3,000,000.00	$160.13 $ 92.00
TOTALS	8,229,868	$1.00	$8,229,868.00	$252.13

(1)  This amount has been calculated based upon Rule 457 and the amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices once the securities are quoted on the OTC Bulletin Board.

(2)  Represents shares of common stock being offered for resale by shareholders of record beginning when this Registration Statement becomes effective.

(3) Represents shares of common stock being registered and offered to the public by the company in order to raise money for further operations and expansion of the company.

(4)  Calculated under Section 6(b) of the Securities Act of 1933 as .00003930 of the aggregate offering price.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the said Section 8(a), may determine.

PROSPECTUS
DRS Inc.
Resale of 5,229,868 Shares of Common Stock
Registration of 3,000,000 Shares of Common Stock for Public Offering
______________________

This is our initial offering and the Company is offering, on a “best efforts” basis, to the public, 3,000,000 shares of its Common Stock under this Prospectus in order to raise money for further expansion, growth and operation of the Company.  Additionally, the selling stockholders listed on pages  22 through 24 may offer and sell up to 5,229,868 shares of our Common Stock, of which 3,361,600 shares are underlying Options, under this Prospectus.  The Company will not receive any proceeds from the sale of Common Stock sold by our Shareholders, but will receive proceeds from Shareholders whom exercise their Options.  These Options were offered to initial investors whom have the option to purchase shares at a price which was determined when the Shareholders purchased their initial shares, and are listed on pages  22 through 24 .

We currently lack a public market for our Common Stock.  Our Common Stock is not listed on any national securities exchange or the NASDAQ stock market.  The Company will apply to be quoted on the OTC Bulletin Board and selling shareholders will sell at a price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market price or privately negotiated prices. There is no minimum number of the new shares that we have to sell pursuant to this offering.

There will be no escrow account, trust or similar account established for the sale of the new shares to be distributed by us. We have arbitrarily set the offering price for our shares at $1.00, and the offering price does not bear any relationship to our assets, book value, net worth, earnings, and results of operations or other established valuation criteria. This offering shall begin upon the effectiveness of the registration statement of which this prospectus is a part and will expire in full on the earlier to occur of: (i) the date when all of the shares have been sold or (ii) upon the second anniversary of the date this prospectus becomes effective.

The information in this prospectus is not complete and may be changed.  The securities may not be sold until this Registration Statement becomes effective. This is not an offer, nor a solicitation to offer to buy these securities in any state where the sale or purchase is not permitted. This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss.  We urge you to read the “RISK FACTORS” section beginning on page 8, along with the rest of this prospectus before you make your investment decision.  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Subject to Completion – The date of this prospectus is __________________, 2008

TABLE OF CONTENTS

Summary Information and Risk Factors	Page 7

Use of Proceeds	Page 17

Determination of Offering Price	Page 18

Dilution	Page 18

Plan of Distribution	Page 19
Option Agreement	Page 19

Resale of Common Stock by Selling Security Holders	Page 20

Selling Security Holders	Page 21
Common Stock Offered by the Company	Page 21

Common Stock Issued for Other Than Cash	Page 25

Legal Proceedings	Page 26

Directors, Executive Officers, Promoters and Control Persons	Page 26

Security Ownership of Certain Beneficial Owners and Management	Page 28

Description of Securities	Page 29

Interest of Named Experts and Counsel	Page 30

Disclosure of Commission Position of Indemnification for Securities Act
Liabilities	Page 30

Organization Within Last Five Years	Page 31

Description of Business	Page 31

Where You Can Find Additional Information	Page 34

Management’s Discussion and Analysis or Plan of Operation	Page 37

Description of Property	Page 45

Certain Relationships and Related Transactions	Page 46

Market for Common Equity and Related Stockholder Matters	Page 47

Executive Compensation	Page 48

Changes in and Disagreements with Accountants on Accounting
and Financial Disclosure	Page 49

Financial Statements	Page F1 – F26

Indemnification of Directors and Officers	Page 49

Other Expenses of Issuance and Distribution	Page 50

Recent Sales of Unregistered Securities	Page 51

Exhibits – Attached	Page 52

Exhibit 3.1 – Articles of Incorporation
Exhibit 3.2 – Bylaws
Exhibit 3.3 – Certificate of Good Standing
Exhibit 5.1 – Opinion and Consent of Sharon D. Mitchell, Attorney at Law
Exhibit 10.1 – Subscription Agreement
Exhibit 10.2 – Option Agreement
Exhibit 10.3 – Amendment to Option Agreement
Exhibit 10.4 – Truck & Equipment Lease Agreements
Exhibit 10.5 – Consulting Agreement with Daniel Guimont, President, DTG Enterprises, Inc.
Exhibit 23.1 – Consent of Donahue Associates, LLC
Exhibit 99.1 – Executive Summary

Other Important Information	Page 52

Undertakings	Page 53

PROSPECTUS SUMMARY

SUMMARY INFORMATION AND RISK FACTORS

DRS Inc. is primarily in the business of scrapping excess waste drywall and picking up other construction debris from homes and other buildings under construction and recycling these commodities.

The following summary highlights material information found in more detail elsewhere in the Prospectus.  It does not contain all of the information you should consider.  As such, before you decide to buy our Common Stock, in addition to the following summary, we urge you to carefully read the entire Prospectus, especially the risks of investing in our Common Stocks discussed under “Risk Factors.”  In this Prospectus, the terms “we,” “us,” “our,” “Company,” and “DRS” refer to DRS Inc., a Nevada corporation.  “Common Stock” refers to the Common Stock, par value $0.001 per share, of DRS Inc.

The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus.  All prospective purchasers of offered shares should carefully review the entire contents of this registration statement and the exhibits attached hereto individually, and with their own tax, legal, and business advisors. The securities offered hereby are speculative and involve a high degree of risk.  See “Risk Factors.”

Offering Size	Number of Shares	Offering Price Per Share	Offering Expenses	Proceeds to Us
$3,000,000.00 (1)	3,000,000	$1.00	$60,000.00	$2,940,000.00
$1,868,268.00 (2)	1,868,268	$1.00	$0.00	$0.00
$3,361,600.00 (3)	3,361,600	$1.00	$0.00	$0.00

(1)	Shares offered by Company
(2)	Shares offered by Shareholders
(3)	Shares underlying Options held by Shareholders

Amount of Offering

The Company is offering for sale, 3,000,000 shares on a “best efforts” basis and, therefore, there is no guarantee that we will be able to sell sufficient shares or raise sufficient funds to maintain our operations.  No individual, firm, or corporation has agreed to purchase any of the Offered Shares.  No assurance can be given that any or all of the Offered Shares will be sold.  If we fail to sell a sufficient number of Offered Shares, our ability to continue our operations may be harmed.

We are also registering 5,229,868 shares of Common Stock that our Shareholders may offer and sell under this Prospectus for their own account.  Of the 5,229,868 shares, 3,361,600 shares are underlying Options to purchase stock at a reduced price that were offered to our initial investors, following the effectiveness of this Registration Statement and exercisable within a certain period of time.  These Options were issued as incentive to our investors (our friends, relatives and business associates) for purchasing a certain amount of our common stock.  The Company will not receive any of the proceeds from the sale of our Common Stock by selling shareholders, but will receive proceeds from any Options exercised by our Shareholders.

Duration of Offering

The offering will conclude upon the earlier to occur of:

1.	The sale of all of the shares of common stock being offered pursuant to this prospectus;
2.	The second anniversary date of the effective date of this prospectus; or
3.	At such time as the registered shares may be sold without restriction pursuant to Rule 144(k) of the Securities Act

FINANCIAL SUMMARY

The following table sets forth summary financial data derived from DRS Inc. financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.
	Audited
ASSETS	30-Jun-08	30-Jun-07

Current assets:
Cash & short term deposits	$50,525	$211,988
Accounts receivable (net of allowance for bad debt)	314,944	321,798
Prepaid expense		0
Total current assets	$365,469	$533,786

Other assets:
Fixed assets- net	289,191	254,315
Security deposits	254,191	239,681

Total assets	$908,851	$1,027,782

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable & accrued expenses	$114,334	$174,150
Capital lease payable- short term	76,123	49,800
Total current liabilities	$190,457	$223,950

Capital lease payable- long term	174,658	183,915
Note payable	152,096	0

Shareholders' equity:
Common stock- $.001 par value, authorized 25,000,000 shares, issued and outstanding, 15,734,934 shares at 6/30/07 and
15,868,268 at 6/30/08	$15,868	$15,735
Additional paid in capital	11,423,478	11,318,610
Retained deficit	(11,047,706)	(10,714,428)
Total shareholders' equity	391,640	619,917

Total Liabilities & Shareholders' Equity	$908,851	$1,027,782

NET LOSS

For the period from inception in November 2006 to June 30, 2007 the Company had a net loss of $10,714,428.00, or $0.73 per share.  For the fiscal year ending June 30, 2008 the Company had a net loss of $333,278.00, or $0.02 per share.

Unaudited
ASSETS	30-Sep-08

Current assets:
Cash & short term deposits	$42,219
Accounts receivable (net of allowance for bad debt)	276,288
Total current assets	$318,507

Other assets:
Fixed assets- net	280,464
Security deposits	258,741

Total assets	$857,712

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable & accrued expenses	$158,773
Capital lease payable- short term	78,395
Total current liabilities	$237,168

Capital lease payable- long term	154,185
Note payable	155,877

Shareholders' equity:
Common stock- $.001 par value, authorized 25,000,000 shares,
issued and outstanding, 15,868,267 shares	$15,868
Additional paid in capital	11,423,478
Retained deficit	(11,128,864)
Total shareholders' equity	310,482

Total Liabilities & Shareholders' Equity	$857,712

NET LOSS

For the quarter ending September 30, 2008, the Company had a net loss of $81,158.00, or $0.01 per share.

RISK FACTORS

The securities offered hereby involve a high degree of risk, including risks associated with our need for further additional financing, the fact that we rely on key personnel, who may leave us, our ability to manage our growth, the fact that we may face intense competition for our services, the fact that we have not and do not plan to pay any cash dividends on our stock, that our Certificate of Incorporation and Bylaws provide for indemnification of our officers and Directors to the full extent allowed by Nevada State law, the fact that we have a limited operating history, the fact that our Board of Directors has authority to issue shares of Common Stock without shareholder approval, which shares may cause substantial dilution to our then existing shareholders, the fact that we do not currently have a market for our securities, the fact that we rely heavily on our ability to market our products, the effect that unfavorable publicity may have on our operations, and the potential volatility of our common stock when traded and the penny stock restrictions on our common stock.

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us.  You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our Common Stock.  If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Forward Looking Statements: The statements contained in this Prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  We have made the forward-looking statements with management’s best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this Prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law.  Therefore, the actual experience of DRS Inc, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by DRS Inc., or any other person, that we will realize these estimates and projections, and actual results may vary materially.  We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

The Company’s business is subject to the following Risk Factors (reference to “our,” “we,” “DRS,” and words of similar meaning in these Risk Factors refer to the Company):

BECAUSE THIS IS A BEST EFFORTS OFFERING, SALES OF STOCK BY THE COMPANY WILL NOT RECEIVE PRIORITY

Because this is a best efforts offering, sales of shares by the Company will not receive priority over sales by selling Shareholders and, as such, the Company may not be able to sell any shares.  If this occurs and we are unable to generate sufficient revenues to support our operations and/or we fail to raise additional funds, we may be forced to abandon our current business plan.  If you invest in us and we are unable to raise the required funds, your investment could become worthless.

WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS PLAN WITHOUT ADDITIONAL FINANCING.

We depend to a great degree on the ability to attract external financing in order to conduct our business activities and in order that we have sufficient cash on hand to expand our operations.  To continue our operation, as we currently are, fund our expansion into Portland, set up our manufacturing facility, and secure leases for additional equipment to support the expanded operation, we envision using the majority of the funds we currently have on hand.  If, at this time we are not producing and selling product, the company would potentially need to scale back its operation to preserve cash.

If we are unable to generate sufficient revenues to support our operations and/or we fail to raise additional funds, we may be forced to abandon our current business plan.  If you invest in us and we are unable to raise the required funds, your investment could become worthless.

WE RELY UPON KEY PERSONNEL AND IF THEY LEAVE US, OUR BUSINESS PLAN AND RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.

We rely heavily on our President, Daniel Mendes and on our Secretary/Treasurer, George Guimont, for our success.  Their experience and input create the foundation for our business and they are responsible for the directorship and control over our activities.  Moving forward, should we lose the services of Mr. Mendes or Mr. Guimont, for any reason, we will incur costs associated with recruiting replacements and delay in our operations.  If we are unable to replace either Mr. Mendes or Mr. Guimont with another suitably trained individual or individuals, we may be forced to scale back or curtail our business plan.  As a result of this, your investment in us could become devalued.

Both Mr. Mendes and Mr. George Guimont each currently own and operate separate drywall companies and spend at least 40 hours each week at their respective companies. Neither individual currently has an employment contract with the company.  Each individual currently devotes an average minimum time of 15 hours per week to the company. Therefore, we run the risk of key personnel running into conflicts of time and ability to effectively manage both companies.

OUR ABILITY TO OPERATE SUCCESSFULLY AND MANAGE GROWTH DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN HIGHLY QUALIFIED MANAGERIAL, SALES, MARKETING AND FINANCIAL PERSONNEL.

Our success depends heavily on our ability to attract and retain highly qualified managerial, sales, marketing and financial personnel.  We face competition for qualified personnel in these areas.  As a result, we cannot be certain that we will be able to attract and retain qualified personnel in the future.  Our inability to hire and retain additional qualified personnel in the future could have a material adverse effect on our business, results of operations or financial condition.

WE HAVE NOT AND DO NOT ANTICIPATE PAYING ANY CASH DIVIDEND ON OUR COMMON STOCK AND BECAUSE OF THIS OUR SECURITIES COULD FACE DEVALUATION IN THE MARKET.

We have paid no cash dividends on our Common Stock to date and it is not anticipated that any cash dividends will be paid to holders of our Common Stock in the foreseeable future.  While our dividend policy will be based on the operating results and capital needs of our business operations, it is anticipated that any earnings will be retained to finance our business operations and future expansion.

OUR BYLAWS PROVIDE FOR INDEMNIFICATION OF OUR OFFICERS AND DIRECTORS, SO IT WILL BE DIFFICULT TO SEEK DAMAGES FROM OUR OFFICERS AND/OR DIRECTORS IN A LAWSUIT.

Our Bylaws provide that our Officers and Directors will only be liable to us for acts or omissions that constitute actual fraud, gross negligence or willful and wanton misconduct.  Thus, we may be prevented from recovering damages for certain alleged errors or omissions by our Officers and Directors for liabilities incurred in connection with their good faith acts on our behalf.  Additionally, such an indemnification payment on behalf of our Officers and/or Directors may deplete our assets.  Investors who have questions respecting the fiduciary obligations of our Officers and Directors should consult with their own independent legal counsel prior to making an investment in us.  Additionally, it is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the 1933 Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

WE HAVE A LIMITED OPERATING HISTORY AND BECAUSE OF THIS IT MAY BE DIFFICULT TO EVALUATE OUR CHANCES FOR SUCCESS.

While we believe that our operating history since inception has shown a continually upward trend in both the total number and the volume of our sales, we can provide no assurance that our sales will continue to increase in the future and/or that our sales will not decline in the future. Although we feel that our results of operations are encouraging, we are a new company emerging into a new market and, as such, run a risk of not being able to compete in the marketplace.

WE DEPEND HEAVILY ON OUR ABILITY TO MARKET OUR PRODUCTS AND SERVICES TO POTENTIAL CONSUMERS

We depend on our ability to market our products and service, to make clients, consumers and potential customers aware of our products and service.  If our marketing department fails to make potential clients and customers aware of our products and service, it is likely that our client base will not grow and we will not have sufficient funds to expand our marketing efforts.  If this were to happen, it is likely that we will not be able to compete in the marketplace.  If you invest in us and we fail to properly market our products and service, we could be forced to curtail our business plan or discontinue our business operations altogether.

RISKS DUE TO THE CURRENT NATIONAL HOUSING MARKET SLOWDOWN AND RETRACTING CREDIT MARKETS

Due to the current national housing market slowdown and retracting credit markets, there are added risks to our business plan that may potentially reduce our revenue base. If housing starts in the Pacific Northwest, which includes the states of Washington and Oregon, are adversely affected and take a severe downturn, it could materially affect certain segments of our operation, in which case we would need to scale back and suspend our growth plans.

WE DO NOT CURRENTLY HAVE A PUBLIC MARKET FOR OUR SECURITIES.  IF THERE IS A MARKET FOR OUR SECURITIES IN THE FUTURE, OUR STOCK PRICE MAY BE VOLATILE AND ILLIQUID.

There is currently no public market for our Common Stock.  After this Registration Statement becomes effective, we hope to trade our securities publicly; however, we can make no assurance that there will be a public market for our Common Stock in the future.  If there is a market for our Common Stock in the future, we anticipate that such market may be illiquid and might be subject to wide fluctuations in response to several factors, including, but not limited to the following factors:

(1)	actual or anticipated variations in our results of operations;
(2)	our ability or inability to generate new revenue;
(3)	our ability to anticipate and effectively adapt to a developing market;
(4)	our ability to attract, retain and motivate qualified personnel;
(5)	customer satisfaction and loyalty;
(6)	increased competition; and
(7)	conditions and trends in the market for building and development and subsequent recycling of materials.

Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance.  These market fluctuations, as well as general economic and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price and liquidity of our Common Stock.

SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE SELLING SHAREHOLDERS MAY CAUSE A REDUCTION IN THE PRICE OF OUR STOCK AND PURCHASERS WHO ACQUIRE SHARES FROM THE SELLING SHAREHOLDERS MAY LOSE SOME OR ALL OF THEIR INVESTMENT.

If a market for our shares develops, sales of a substantial number of shares of our common stock in the public market could cause a reduction in the price of our common stock. After this registration statement is declared effective, the Selling Shareholders may be reselling a substantial portion of the issued and outstanding shares of our common stock pursuant to this prospectus or otherwise. At that time, a substantial number of our shares of common stock that have been issued may be available for immediate resale, which could have an adverse effect on the price of our common stock. As a result of any such decreases in the price of our common stock, purchasers who acquire shares from the Selling Shareholders may lose some or all of their investment.

In the event that our effort to raise $3,000,000 is unsuccessful, our growth and expansion may be delayed.  Without raising this amount of money, our business may be able to run successfully as it stands, however, with the additional $3,000,000 our company will be able to expand into the market places further described in this prospectus and will be able to process the drywall scrap in a larger area, thus providing one solution to recycling scrap drywall.

THE COSTS ASSOCIATED WITH BEING A PUBLIC COMPANY MAY BE SUBSTANTIAL.

The costs, of which we have no estimation, expenses and complexity of SEC reporting and compliance, may inhibit our operations. After the effectiveness of this Registration Statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  The costs of complying with these complex requirements may be substantial and require extensive consumption of our time and retention of expensive specialists in this area.  In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit our ability to continue our operations.

OUR EXISTING SHAREHOLDERS WILL EXPERIENCE DILUTION

We will need to raise additional funds, and these funds may not be available on favorable terms, or at all. Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders will experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we cannot raise funds on acceptable terms, we may not be able to develop or enhance our products, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements.

There is no assurance that we will be profitable, and we may not be able to successfully develop, manage or market our products and services. We may not be able to attract or retain qualified executives and technology personnel and our products and services may become obsolete. Government regulation may hinder our business. Additional dilution in outstanding stock ownership will be incurred due to the issuance of more shares, warrants and stock options, or the exercise of warrants and stock options, and other risks inherent in our business.

NEW INVESTORS IN THIS OFFERING WHO PURCHASE SHARES DIRECTLY FROM OUR COMPANY WILL EXPERIENCE DILUTION

Additional dilution in outstanding stock ownership will be incurred if new investors purchase shares directly from our company rather than from existing shareholders.  If the Company is unable to raise adequate funds, on acceptable terms through the sale of our shares, we may not be able to develop or enhance our products, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements.

RISK OF GOVERNMENTAL AGENCY REGULATIONS AND COMPLIANCE

We run a risk of processing the scrap gypsum only if the government agencies from which we have applied for and received licenses from change state standards or requirements.  The company has made the decision to limit our product development to processing the raw scrap gypsum we pick up into a product to be used as a soil amendment. To this end, we have leased a machine to process our product, and we have obtained all required licenses from the states of Washington and Oregon to sell our product as such.

In Washington, we will be under the scrutiny of the Departments of Agriculture, Health, Ecology, and Labor and Industries. In Oregon, we will be scrutinized by the Department of Agriculture. If we do not meet any state standards or requirements, there would be a risk that a state could discontinue our processing operation. In the event that this would ever happen, it would have a significant impact on our operation and financial stability.

WE HAVE A LIMITED OPERATING HISTORY WITH LIMITED FINANCIAL STATEMENTS THEREFORE MAKING IT DIFFICULT TO ANALYZE THE COMPANY’S FINANCIAL HISTORY

We currently have a limited operating history; therefore purchasers of common stock with regard to the sale of common stock have limited information on which to base their analysis of our financial condition.  We do not have financial statements that go back further than two fiscal years, and therefore may make it difficult for an investor to analyze the Company’s strengths and weaknesses, especially moving forward into future market places. This lack of financial history, along with other factors discussed above and further on in this Registration Statement, makes an investment in us extremely speculative.  However, the Financial Statements required by Item 310 of Regulation S-1 are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles.  Financial Statements pertaining to DRS Inc. are filed as part of this Prospectus under Item 22.

SHAREHOLDERS COULD LOSE THEIR ENTIRE INVESTMENT IN THE EVENT OF THE COMPANY’S DISSOLUTION

Purchasers of our common stock may lose their investment upon dissolution, as there may not be sufficient assets to provide a distribution to purchasers of common stock.  In the event of our dissolution, the proceeds realized from the liquidation of our assets, if any, will be distributed to our shareholders only after satisfaction of claims of our creditors. This means that any claims of any creditors would be paid first, and any assets that may be left over, would be distributed to the shareholders only after the creditors were paid. The ability of a purchaser to recover all or any portion of his or her purchase price of the resale of the common stock in that event will depend on the amount of funds realized and the claims to be satisfied therefrom.  It is likely in the event we are forced to dissolve, there will not be sufficient assets to provide a distribution to our shareholders.  In such a case, our shareholders will lose their entire investment.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR COMMON STOCK DUE TO FEDERAL REGULATIONS OF PENNY STOCKS

Once our Common Stock is listed on the OTC Bulletin Board, it is likely that it will be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our Common Stock is below $4.00 per share.  Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser’s consent prior to the transaction.  The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.  Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $4.00 per share.  The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it.  Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

USE OF PROCEEDS

If all of the shares of common stock are sold, proceeds of the sale will be $3,000,000.00.  With fees associated with this Registration Statement not to exceed $60,000.00, the proceeds to us will be at least $2,940,000.00.  Approximately $100,000 of the proceeds from the sale of our common stock will be used to pay the costs of general overhead expenses, consulting and management fees, the costs to establish the marketing and sales/leasing force required to sell the products and services, for working capital and for expansion of our operations.  Additional financing will likely be required if we are to fully expand our operations and fully market and sell our products and services. Approximately $250,000 would be used to purchase and/or lease the equipment that is necessary for our operation in Ridgefield, including a front-end loader, fuel storage containers, and trailers to transport the processed product, ecology blocks to set up a storage area to accept scrap drywall from other companies, a truck scale, and other miscellaneous items. Approximately $75,000 will be used to establish the marketing and sales force required to sell the new product we will offer and expand our operation into Oregon.  Approximately $400,000 would be used to support and fund the expansion of our operation into Oregon, which would include general overhead, office personnel, office and yard leases, and money needed to support cash flow requirements.

Approximately $1,500,000 would then be used to purchase most of the equipment we now lease including trucks and our processing machine, which would reduce our overhead for these items by approximately $34,400 per month. The remaining $615,000 would be used at the absolute discretion of the directors and management of the company to expand into new markets when or if they feel the time is appropriate. There is no assurance that such additional financing will be available to use and, if available, that the terms and conditions of such financing will be acceptable to us.  The following table will show our use of proceeds based on the receipt of 25%, 50%, 75% and 100% of the offering:

Use of Proceeds
(Based on selling 25%, 50%, 75%, or 100% of stock offered)

$	General			Oregon
Amount	Overhead	Ridgefield	Oregon	Overhead	Equipment	Future
Received	& Capital	Equipment	Sales	Expansion	Purchases	Uses
$735,000	$100,000	$250,000	$75,000	$310,000	$0	$0
$1,470,000	$100,000	$250,000	$75,000	$400,000	$645,000	$0
$2,205,000	$100,000	$250,000	$75,000	$400,000	$1,380,000	$0
$2,940,000	$100,000	$250,000	$75,000	$400,000	$1,500,000	$615,000

The proceeds from the sale of the common stock that are not utilized immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market accounts or similar investments, which may not be insured.

In the event that our plans change, our assumptions change or prove to be inaccurate, or the proceeds from the sale of the common stock prove to be insufficient, it may be necessary or advisable to reallocate proceeds or to use proceeds for other purposes, or we may be required to seek additional financing, or we may be required to curtail our operations.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined.  The offering price was determined by the price that shares were sold to certain of our shareholders in our private placement in May 2007, i.e., $0.75 per share, and the progress we have determined that we have made as a company since our private placement.  The offering price of the shares of our common stock does not bear any relationship to our book value, assets, operating results, financial condition or any other established criteria of value.

DILUTION

Dilution is a reduction in the value of a purchaser's investment measured by the difference between the purchase price of the shares purchased and the net tangible book value of the shares after the purchase takes place.  The net tangible book value per share is determined by subtracting our total liabilities from our tangible assets and then dividing the remainder by the total number of shares of our stock outstanding.  Net tangible book value figures representing the effects of the offering take into account the offering expenses.  As of September 30, 2008, there were 15,868,268 shares of our common stock issued and outstanding.  The audited book value of the Company, as of September 30, 2008, was $310,482.00 or approximately $0.020 per share of common stock.  The following table sets forth the dilution to persons purchasing common stock in this offering without taking into account any changes in the net tangible book value after September 30, 2008.  Dilution figures are given assuming (i) the sale of 25% of the new shares of common stock offered by the Company hereby (or 750,000 shares) and the receipt by the company of $750,000 (gross proceeds) (ii) the sale of 50% of the new shares of common stock offered by the Company hereby (or 1,500,000 shares) and the receipt by the Company of $1,500,000 (gross proceeds) (iii) the sale of 75% of the new shares of common stock offered by the Company hereby (or 2,250,000 shares) and the receipt by the Company of $2,250,000 (gross proceeds) and (iv) the sale of all of the new shares of common stock offered by the Company hereby (or 3,000,000 shares) and the receipt by the Company of $3,000,000 (gross proceeds).  In each case, we have deducted $60,000 in offering expenses.

New Shares Sold	750,000	1,500,000	2,250,000	3,000,000

Public offering price	$1.00	$1.00	$1.00	$1.00
Net tangible book per share before this offering	.020	.020	.020	.020
Increase per share attributable to new investors	.040	.081	.118	.152
Adjusted net tangible book value per share after this offering	.060	.101	.138	.172
Dilution per share to new investors	.940	.899	.862	.828
Percentage dilution	94%	89.9%	86.2%	82.8%

PLAN OF DISTRIBUTION

This prospectus relates to the registration of 3,000,000 shares of Common Stock by the Company and the resale of 5,229,868 shares of Common Stock by the selling stockholders, of which 3,361,600 shares are underlying Options issued to initial investors.  Options were given to initial investors whom met a certain criteria at the time of purchasing their initial shares.  Each qualified initial investor received and executed an Option Agreement which set forth the following exercise options:

OPTION AGREEMENT

Option #1:  For every share purchased by a “seed investor” of $5,000 dollars or more through the PPM, the investor will have the right to exercise an option allowing him to purchase another share at the original investment price of $.75 cents per share.  The option period will be valid for twelve months from the date of the effectiveness of this registration statement. The number of shares in the option agreement available to be exercised is tied to the precise number of shares purchased in the original PPM investment.  A minimum investment of $5,000.00 US dollars, gives the investor the right to purchase a maximum of $5,000 dollars of additional shares at $.75 cents per share. The greater the number of shares purchased in the original investment, the greater the number of additional shares each investor has the right to buy at the initial $.75 cents per share within the twelve-month period following the effectiveness of this Registration Statement.

Option #2:  For an investment of $10,000 dollars to $49,999 dollars, the “seed investor” will be granted an option to purchase a like number of shares purchased in the original PPM investment for $.50 cents per share for an option period of twenty-four months from the date of the effectiveness of this registration statement.

Option #3: For an investment of $50,000 dollars to $99,999 dollars, the “seed investor” will be granted an option to purchase a like number of shares purchased in the original PPM investment for $.50 cents per share for an option period of twenty-four months from the date of the effectiveness of this registration statement. In addition, the “seed investor” will be granted an option to purchase a like number of shares as in the original PPM purchase for $.35 cents per share for an option period of thirty-six months from the effectiveness of this registration statement.

Option #4:  For an investment of $100,000 dollars or more, the “seed investor” will be granted an option to purchase a like number of shares purchased in the original PPM investment for $.50 cents per share for an option period of twenty-four months from the date of the effectiveness of this registration statement. In addition, the “seed investor” will be granted an option to purchase a like number of shares as in the original PPM purchase for $.35 cents for an option period of thirty-six months from the date of the effectiveness of this registration statement. In addition, this “seed investor” receives a third option to purchase a like number of shares as in the original investment in the PPM for $.25 cents per share with an option period of forty-eight months from the date of the effectiveness of this registration statement.

Any Shares obtained by exercising Options may be sold under Rule 144 of the Securities Act, if available, rather than under this Prospectus and in the same manner set forth under Selling Security Holders below.

RESALE OF COMMON STOCK BY SELLING SECURITY HOLDERS

The 1,868,268 shares offered for resale by the selling stockholders pursuant to this Prospectus, as well as any Shares obtained by exercising Options may be sold by one or more of the following methods:

˚	Ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

˚	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

˚	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

˚	An exchange distribution in accordance with the rules of the applicable exchange;

˚	Privately-negotiated transactions;

˚	Broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

˚	A combination of any such methods of sale; and

˚	Any other method permitted pursuant to applicable law

The Selling Security Holders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this Prospectus.

COMMON STOCK OFFERED BY THE COMPANY

We are registering 3,000,000 shares of Common Stock to be offered to the public for a twelve (12) month period in order to raise money for the operations and further expansion of DRS.

We currently lack a public market for our Common Stock.  Selling shareholders will sell at a price of $1.00 per share until our shares are quoted and thereafter at prevailing market prices or privately negotiated prices.

Each selling stockholder has represented and warranted to us that it had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.  Because selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus, which qualify for sale pursuant to Rule 144 under the Securities Act, may be sold under Rule 144 rather than under this prospectus.

Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

SELLING SECURITY HOLDERS

The table below sets forth information with respect to the resale of shares of Common Stock by the selling stockholders.  We will not receive any proceeds from the resale of Common Stock by the selling stockholders for shares currently outstanding.  We will receive proceeds from our Shareholders if Options are exercised. None of the selling stockholders are broker-dealers or affiliates of broker-dealers.  None of the selling stockholders have had a material relationship with us since our inception. Each investor whom has purchased shares of our Common Stock is either an individual and/or small business owner. There are no controlling persons over any selling shareholder.  The table below also shows all Common Stock issued other than for cash.

SELLING SECURITY HOLDERS

SHARE-HOLDERS	DATE SHARES WERE ACQUIRED	METHOD OF PURCHASE	SHARES BENEFICIALLY OWNED BEFORE RESALE	AMOUNT OFFERED (ASSUMING ALL SHARES SOLD)
Terry Wong	12/17/2006 12/17/2006	Cash Option #4	133,333 399,999	533,332
Terry Wong Trust (Principal: Terry Wong)	1/13/2007 1/13/2007	Cash Option #4	133,333 399,999	533,332
Karen Okazaki Wong	1/13/2007 1/13/2007	Cash Option #4	333,333 999,999	1,333,332
David Koons	7/17/2007 7/17/2007	Cash Option #2	20,000 20,000	40,000
Alicia Britt	1/12/2007 1/12/2007	Cash Option #1	6,667 6,667	13,334
Terrance & Glenn Luke	1/11/2007 1/11/2007	Cash Option #3	66,667 133,334	200,001
Steve Okazaki	3/1/2007 3/1/2007	Cash Option #2	13,333 13,333	26,666
Don & Kathy Nelson	1/8/2007 1/8/2007	Cash Option #2	14,000 14,000	28,000
Jane Leedom	1/24/2007	Cash	5,000	5,000
Steve Campau & Diane Brittenham	3/5/2007 3/5/2007	Cash Option #1	6,667 6,667	13,334
Steven & Deborah Kubas	1/14/2007 1/14/2007	Cash Option #1	6,667 6,667	13,334
Robert Cox	3/3/2007 3/3/2007	Cash Option #1	6,667 6,667	13,334
26.2 Group LLC (Principals: Daniel Laster and Ron Zink)	6/1/2007 6/1/2007	Cash Option #4	166,667 500,001	666,668
Howard Lee	5/16/2007 5/16/2007	Cash Option #1	6,666 6,666	13,332
Joy Mendes	6/3/2007	Cash	5,000	5,000
Gary Garvin	2/24/2007	Cash	5,000	5,000

Evan Taylor-Hurley	2/24/2007	Cash	5,000	5,000
Brian & Nancy Thompson Sr.	1/9/2007 1/9/2007	Cash Option #1	6,667 6,667	13,334
Aaron Guimont	1/8/2007 1/8/2007	Cash Option #2	20,000 20,000	40,000
Terry McKormick	1/9/2007 1/9/2007	Cash Option #1	6,800 6,800	13,600
Jon Hansen	1/9/2007 1/9/2007	Cash Option #1	6,800 6,800	13,600
Jon Ravsten	1/12/2007 1/12/2007	Cash Option #1	6,666 6,666	13,332
So. Cal. Legacy, LLC (Principal: Brian Case)	2/8/2007 2/8/2007	Cash Option #4	133,333 399,999	533,332
George Guimont	12/26/2006 12/26/2006	Cash Option #1	7,000 7,000	14,000
Greg Stewart LLC (Principal: Greg Stewart)	1/8/2007 1/8/2007	Cash Option #2	13,333 13,333	26,666
Jordan Kostelyk	1/31/2007	Cash	5,000	5,000
Bjarne Kristiansen	1/15/2007 1/15/2007	Cash Option #1	10,000 10,000	20,000
Dow Enterprises II LLC (Principal: Daniel Dow)	2/5/2007 2/5/2007	Cash Option #2	13,333 13,333	26,666
Collins Drywall Inc (Principal: Gary Collins	4/10/2007	Cash	5,000	5,000
RTK LLC (Principal: Kim Schademan)	4/11/2007 4/11/2007	Cash Option #1	6,666 6,666	13,332
Louis Mladenovic	4/30/2007 4/30/2007	Cash Option #2	13,333 13,333	26,666
David Maurer	5/14/2007 5/14/2007	Cash Option #2	13,333 13,333	26,666

Larry Sowle	3/30/2007 3/30/2007	Cash Option #1	6,666 6,666	13,332
Nancy Thompson	6/18/2007 6/18/2007	Cash Option #1	6,667 6,667	13,334
Kevin Leedom	3/20/2007	Cash	5,000	5,000
Ashley Mendes	4/13/2007	Cash	5,000	5,000
Clayton Tredway	4/27/2007 4/27/2007	Cash Option #2	15,000 15,000	30,000
Raymond Mendes	4/12/2007	Cash	5,000	5,000
Cathleen Mendes	4/12/2007	Cash	5,000	5,000
Nina Cox	3/5/2007 3/5/2007	Cash Option #1	6,670 6,670	13,340
Andre J Planchon	4/2/2007 4/2/2007	Cash Option #2	14,000 14,000	28,000
Carol Planchon	4/5/2007 4/5/2007	Cash Option #2	14,000 14,000	28,000
Mendes Family Trust (Principal: Ronald Mendes)	4/10/2007 4/10/2007	Cash Option #2	14,000 14,000	28,000
Anthony J Mendes	4/27/2007	Cash	5,000	5,000
Wendy Mendes	4/27/2007	Cash	5,000	5,000
Steven J. King	12/7/2007 12/7/2007	Cash Option #2	13,334 13,334	26,668
Andrew H. Beebe	12/7/2007 12/7/2007	Cash Option #3	66,667 133,334	200,001
Ron Royce (1)	5/18/2007	Option	100,000	100,000
Sharon D. Mitchell (2)	12/11/07	For Services Rendered	20,000	20,000
Denise Mayo (3)	12/15/06	For Services Rendered	160,000	160,000
Daniel Johnson (4)	12/15/06	For Services Rendered	150,000	150,000
Racquel Vieth (5)	12/15/06	For Services Rendered	150,000	150,000
TOTALS			5,229,868	5,229,868

COMMON STOCK ISSUED FOR OTHER THAN CASH

(1)  Ron Royce received Options to purchase 100,000 shares of Common Stock at an exercise price of $1.00 per share valued at an aggregate price of $943.00 in compensation for professional services he rendered in which he designed and helped to manufacture a drywall processing machine.  Mr. Royce must exercise his Options within a seven (7) year period from the date of the effectiveness of this registration statement.

(2)  Sharon Mitchell received 20,000 shares of Common Stock valued at an aggregate amount of $15,000.00 in compensation for legal services rendered in conjunction with this Registration Statement.

(3)  Denise Mayo received 160,000 shares of Common Stock valued at an aggregate amount of $115,200.00 in compensation for services rendered with regard to internet marketing, web construction and locating new crushing site areas rendered in conjunction with our Business Development.

(4)  Daniel Johnson received 150,000 shares of Common Stock valued at an aggregate amount of $108,000.00 in compensation for services rendered with regard to national marketing as well as lobbying to pass laws making it illegal to dump sheet rock outside of designated areas.

(5)  Racquel Vieth received 150,000 shares of Common Stock valued at an aggregate amount of $108,000.00 in compensation for services rendered with regard to marketing product to local farmers as well as efforts to allow DRS Inc. to set up grinders on sheet rock manufacturers’ premises.

The 460,000 shares of Common Stock issued to our three consultants, Denise Mayo, Daniel Johnson and Racquel Vieth were issued in exchange for their knowledge in the above-mentioned services as well as researching the viability of going public, assisting in determining the direction of the company, establishing our marketing presence and marketing for our future product.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business.  We are not currently involved in legal proceedings that could reasonably be expected to have a materially adverse effect on our business prospects, financial condition or results of operation.  We may become involved in material legal proceedings in the future.

DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

We are dependent on the efforts and abilities of senior management.  The interruption of services of senior management could have a material adverse effect on our operations, profits and future development if suitable replacements are not promptly obtained.  We have not entered into employment agreements with any of our key executives and no assurance can be given that each executive will remain with us.  All of our officers and directors will hold office until their resignation or removal.

The following persons are the current Executive Officers and Directors of the Company.

NAME	AGE	POSITION
Daniel Mendes	49	Director, President, and Principal Executive Officer
George Guimont	58	Director, Secretary/Treasurer and Principal Financial Officer

From inception of DRS Inc., on November 17, 2006, Daniel Guimont was President and Daniel Mendes was Secretary/Treasurer.  On August 1, 2007, Daniel Guimont resigned as President and Daniel Mendes stepped in as President.  On August 1, 2007, George Guimont became Secretary/Treasurer.  Daniel Guimont remains as a consultant, through his own company, DTG Enterprises, Inc. and is compensated at a rate of $9,000 per month.

Both Mr. Mendes and Mr. George Guimont each currently own and operate separate drywall companies and spend at least 40 hours each week at their respective companies.

EXECUTIVE SUMMARY OF DANIEL MENDES

DRS Inc. – President: Mr. Mendes oversees the physical operation and marketing of DRS Inc. as well as the daily business operation of DRS Inc.  Mr. Mendes graduated from Santa Clara University, Santa Clara, California in 1981 with a BSC in Finance.  Mr. Mendes' experience in management, transportation, and drywall are all assets that will be drawn upon in his role as President of DRS Inc., which works primarily with drywall companies, and manages a fleet of equipment used to pick up and transport materials.  He has held the following positions with the companies set forth below:

Redhawk Construction Inc. – Vice President and Owner; 1996 – present: Manages all phases of operation including financials and growth development.  Mr. Mendes brought this company from approximately $250,000 in annual revenue to over $1,000,000 in 4 years and over 2,000,000 in 8 years.

Pacific Western Lines – Assistant Terminal Manager: Anchorage, Alaska, 1982-1984; Managed employees in 5 different unions for a company that had a tug and barge, bulk cement, rail, and trucking operations.

Seaway Express – Alaska Operations Manager: Anchorage and Seward, Alaska, 1984-1986; Managed all phases of a tug and barge and roll-on railcar transportation company.

Roadway Express – Dock Supervisor: Seattle, Washington, 1987-1996, dispatcher, dispatch manager.

EXECUTIVE SUMMARY OF GEORGE GUIMONT

DRS Inc. – Secretary/Treasurer: Mr. Guimont has been with DRS Inc. since its inception and brings with him many years of experience in the drywall industry.

Living Home Construction – Seattle, WA – Owner and President, 1987 to Present: Mr. Guimont started this company more than 20 years ago. They do drywall installation, taping and mudding. They specialize in custom homes and tenant improvement remodeling for commercial space.

Keizer Drywall – Salem, OR – Owner and President, 1977 – 1987: Mr. Guimont started this drywall company specializing in residential remodels and custom homes.

Union Contractor – Seattle, WA – Apprentice Program, 1976-1977: Mr. Guimont completed the two-year union apprentice program and then worked as a journeyman drywaller until he started his own company

Education: Mr. Guimont has a two-year degree in Finance and Banking from Pima College in Arizona.

Service to our Country: Mr. Guimont spent four years in the Air Force and was part of a missile launch control team for our Titan II missile system.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable common share property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of the shareholders set forth below is 16504 9th Avenue SE, Suite 205, Mill Creek, Washington 98012.

NAME	TOTAL SHARES OWNED	PERCENTAGE
Daniel Mendes	7,000,000	28%
George Guimont	7,000,000	28%
Terry Wong (1)	1,066,664	4.3% (3)
Karen Okazaki Wong (2)	1,333,332	5.3%

(1) Mr. Terry Wong, personally and through his trust, purchased for cash, 266,666 shares of our Common Stock during our private placement.  Additionally, Mr. Wong has Options to purchase 799,998 shares of our Common Stock, making him a beneficial owner of more than 4.3% of our Common Stock, and under Item 403 under Regulation S-K of the Securities and Exchange Act, retains voting power associated with more than 5% of our Common Stock  (together with his wife).  Mr. Wong and his wife have been family friends of Mr. Mendes for over ten years.

(2)  Ms. Karen Okazaki Wong purchased, for cash, 333,333 shares of our Common Stock during our private placement.  Additionally, Ms. Wong has Options to purchase 999,999 shares of our Common Stock, making her a beneficial owner of more than 5% of our Common Stock and thus, under Item 403 under Regulation S-K of the Securities and Exchange Act, retains voting power associated with more than 5% of our Common Stock.  Ms. Wong and her husband have been family friends of Mr. Mendes for over ten years.

(3) Together, Mr. Terry Wong, Ms. Karen Okazaki Wong and the Wong Family Trust retain voting power associated with 9.6% of our Common Stock.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 25,000,000 shares of common stock.

DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

We are authorized to issue 25,000,000 shares of stock which are designated common stock with $.001 par value per share. As of the date of this registration statement, there were 1,868,268 shares of common stock issued and outstanding held by 51 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future declaration of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

INTEREST OF NAMED EXPERTS AND COUNSEL

The validity of the shares offered under this prospectus is being passed upon for us by Sharon D. Mitchell, Attorney at Law.  Ms. Mitchell owns 20,000 shares of our Common Stock, which were granted to her, as well as normal, reasonable legal fees, in consideration for legal services rendered to us in connection with this registration.

Stuart Carson, Attorney at Law was consulted briefly with regard to the resale of common stock and was compensated for his services.

Experts: The consolidated balance sheet and audited financial statements included in this Prospectus have been audited by Donahue Associates, LLC, our independent auditors, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Indemnification of Directors and Officers

Our Articles of Incorporation limits the liability of our officers and directors.  Officers and directors will not be liable to us for monetary damages occurring because of a breach of their fiduciary duty as directors in certain circumstances.  Such limitation will not affect liability for any breach of a director’s duty to us or our shareholders, either:

˚	With respect to approval by the director of any transaction from which he or she derives an improper personal benefit;

˚
With respect to acts or omissions involving an absence of good faith, that he or she believes to be contrary to the best interest of our shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of his or her duty to us or our shareholders, or that indicate a reckless disregard for his or her duty to us or our shareholders in circumstances in which he or she was or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to us or our shareholders; or

˚	Based on transactions between us and our director or another corporation with interrelated directors or on improper distribution, loans or guarantees pursuant to applicable sections of Nevada Revised Statutes.

Such limitations of liability will not affect the availability of equitable remedies such as injunctive relief or rescission.  Our Articles of Incorporation provide that we will indemnify our directors and officers to the extent permitted by law, including circumstances in which indemnification is otherwise discretionary under the Nevada Revised Statutes.

We have been informed that, in the opinion of the Commission, such indemnification, as claims pursuant to the federal securities laws, is against public policy and is, therefore, unenforceable.

Indemnification Agreements

We anticipate that we will enter into indemnification agreements with each of our directors and executive officers pursuant to which we shall indemnify each such director and officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by each such director and officer in connection with any criminal or civil action brought or threatened against such director and officer because of such director and officer being or having been an executive officer or director of us.  To be entitled to indemnification by us, such person must have acted in good faith and in a manner, such person believed to be in our best interests and, with respect to criminal actions, such director and officer must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities occurring pursuant to the Securities Act of 1933 may be permitted to Directors, Officers or persons controlling us pursuant to the foregoing  provisions, we have been informed that it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore, unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

No relationships or related transactions are applicable.

DESCRIPTION OF BUSINESS

DRS Inc. is primarily in the business of drywall scrapping and recycling. We generate our revenues by billing either the General Contractor for removing debris from a job site on a per truck load basis, or the Drywall Contractor on a rate based on the total square footage of sheetrock that was originally delivered to the job site. We perform this service for General Contractors and Drywall Contractors.

The process of "drywall scrapping" entails us sending employees to our customers' construction job sites in our trucks designed with industry specific dump ends and tarping systems. At the job site, the employees will physically pick up clean "new" drywall scrap left after drywall hangers have installed drywall on a job and have left the excess cut pieces on the floor. They then load it onto our trucks and broom sweep the site as part of our service. We do not offer our service to pick up old drywall debris from demolition sites that have paint or other finishes on the drywall, which would contaminate it.

When our trucks are full, we return to one of our yards in either Maltby or Milton, Washington to unload. When we have accumulated at least 30 tons of scrap product, we load one of our larger Trinity belt trailers and haul it to one of several drywall manufacturers in the Northwest Region. These manufacturers charge a fee based on the weight of the material delivered to them.  They do not compensate the Company for the product. Resource Recovery Services, Inc., a recycling company that works as a middleman, has an exclusive contract that allows it to dispose of reclaimed sheetrock at several local plants.  We pay Resource Recovery Service, Inc. a rate per ton that we deliver to the manufacturer. These manufacturers then process the material and use it in the manufacturing of new drywall.

Typically, approximately 20% of new drywall material delivered to a job site becomes “scrap”.  The company’s process of scrapping a job site is done by manually removing the waste material by walking it out or sending it in a chute into trucks.  The truck then transports the material to a yard which reloads it onto a large trailer for transport to a drywall manufacturing facility to be processed and used as raw material for new drywall.

Since inception, all of our business had been conducted in the state of Washington.  In March of 2008, we expanded and started operations in the state of Oregon. Our business model in Oregon is similar to that in Washington. Also to that end, we have signed leases on trucks to use to start our operation, have set up our dispatch control center to accommodate Oregon, including the use of a GPS system in every truck, designated an area at our Ridgefield, WA facility to park our trucks (Ridgefield is within 25 miles of the Portland, OR city center), and have had our sales force make initial contact with the largest potential customers and numerous smaller drywall companies within the state of Oregon.  We also have established a business relationship with a recycling company in Oregon that has two yards which we can unload our smaller trucks when full of scrap before we load and haul to a manufacturer or back to our own warehouse to process the material once we are operational.  At this time, we have yet to secure any large customers in Oregon.

In Oregon, we have started the process of identifying and contacting the largest drywall contractors in the Portland area. The larger companies that we have targeted are Western Partitions, Anning Johnson, A to Z Interiors, DNH Interiors, Westside Drywall, and S & S Drywall.

DRS will attempt to identify the largest drywall contractors in a region by contacting the local drywall supply houses to determine whether we should start doing business in that area. We will then have one of our salespersons make initial sales calls to determine whether we believe that we can establish a reasonable amount of revenue to support our operation. Some larger drywall contractors that we are currently working with in Washington State also work in several regions and may use our services as well.  Further, we plan to target areas on the West Coast before considering moving east.

Our ten largest customers in the fiscal year ending June 30, 2008 were: Lee's Drywall, Camwest Tylers Creek LLC, Resource Recovery, American Heritage, Proline Construction, Interior Services, Collins Drywall, Masters Touch Drywall Inc., Allphase Interiors, and RC Enterprises. We do not have contracts or written agreements with any of these customers. All customers are currently billed on a per job basis.  For the 1st quarter ending September 30, 2008, our ten largest customers were Pro-Ag Services, Ketchikan Drywall Services, Collins Drywall, RC Enterprises, Maranatha, Resource Recovery, Masters Touch Drywall Inc., A to Z Interiors Inc., Pacific Crest Drywall, and Evergreen Drywall & Construction.

With a fleet of over twenty trucks and trailers, we are a drywall scrapping/recycling company that consistently handles over 700 tons of scrap sheetrock per month.

DRS Inc. also provides "job site cleaning" services to contractors. This is a newly developing market for the companies and involves the picking up of other construction debris, primarily lumber which can also be recycled, as the construction of a project progresses. This service entails having us use our employees and trucks to pick up other recyclable products from job sites such as wood, metal, roofing, cardboard, concrete, siding, carpet, etc. We then take truckloads of this material to one of the local certified recycling centers in Washington. This market, which was approximately 28% of gross revenue for the fiscal year ending June 30, 2008, and approximately 20% during the quarter ending September 30, 2008, has the potential to be as large as the scrapping service we provide.

To maximize the usage of our equipment, we also provide limited backhaul trucking services to other companies to haul their product from an area near one of the drywall manufacturers' facilities, back to an area near our dump yards. Our Trinity belt trailer makes these services attractive to bark and sawdust distributors.

Once established in a new market, we work diligently on developing a broad customer base.  In the fiscal year ending June 30, 2008 the company did $3,100,164 in revenue.  Of that amount our largest customer did less than 4%, and our top ten customers combined did a total of less than 27%.  For the quarter ending September 30, 2008 the company did $798,390 in revenue, with our largest customer doing approximately 5.2% and our top ten customers doing a total of less than 35%.  We work hard to continue our business relationship with all our customers, but the loss of any one of our larger customers would not have a material adverse affect on our company's survival.  In total we generated revenue from over 275 different companies in the fiscal year and over 180 customers in the quarter ending September 30, 2008.

Our securities are not listed on any exchange or quotation service and as such, we are not required to comply with timely disclosure policies of any exchange or quotation services.  The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs.  In the event we become a fully reporting issuer pursuant to the Securities Exchange Act of 1934, we will be required to file quarterly, annual and other reports with the Commission and will do so.

Where You Can Find Additional Information

The public may read and copy any materials filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, N.W., Washington D.C. 20549.  Additionally, you may call the Reference Room at 1-800-SEC-0330.  Further, the SEC maintains a website that contains information regarding issuers at http://www.sec.gov.

Facilities

Our principal business address is located at 16504 9th Avenue SE, Suite 205, Mill Creek, Washington 98012

Employees

Other than our executive officers, we employ approximately 28 laborers, 2 truck drivers, 1 clerical worker, 3 salesmen, 1 dispatcher, 2 supervisors, and a maintenance manager.  We do not currently have employment contracts with any of these personnel as they are “at will” employees.

Liquidity and Capital Resources

Our only known sources of capital are the proceeds from the sale of the 3,000,000 shares of common stock publicly offered in this registrations statement, as well as the current revenues we are generating. We cannot anticipate when we will start earning substantial revenues sufficient to expand our operations and services outside our currently targeted areas.  We may require additional financing and there is no assurance that such additional financing will be available.

Market Competition

The market for drywall scrapping in the United States is very large, but also dependent upon national economic forces, regional economies, and the number of housing starts.  On a national scale during the ten year period from 1996 to 2005, an average of over 1,350,000 single family homes were built annually ("Housing Facts, Figures and Trends" produced by NAHB Public Affairs & NAHB Economics, May 2007, page 3).  The average finished area of homes built in the US was over 2,300 square feet ("Housing Facts, Figures and Trends" produced by NAHB Public Affairs & NAHB Economics, May 2007, page 13). A standard multiplier commonly used in the drywall industry to determine the amount of square footage of drywall used in a home is 3.5 times the homes floor square footage.  Therefore, a 2,300 square foot house would use about 8,050 square feet of drywall (2,300 x 3.5). At an average of 20% waste (another common industry average used but also supported by our own research), would create approximately 1,610 square feet of scrap (8,050 x 20%). At a weight of 1.6 pounds per square foot for 1/2" drywall, this would equate to about 2,576 pounds of scrap per house (1,610 x 1.6), or approximately 1.288 tons. If 1,350,000 homes were built in a year and 1.288 tons were scrapped from each home, then approximately 1,738,800 tons of scrap would be generated. This does not include drywall that may be used in garages, in multifamily buildings, or in commercial and office buildings.

Currently the majority of drywall scrap is sent to landfills.  DRS Inc. is committed to the process of scrapping and recycling gypsum wallboard, thus contributing to saving our environment.  Associated problems with this product going to land fills, besides the obvious capacity problems and establishing more landfills are that the product may contaminate groundwater and cause odor problems.  Pockets of hydrogen sulfide gas can also develop, thereby presenting a possible risk to landfill workers.

The majority of “scrapping” is done either by the drywall contractor itself, or by small one or two truck scrapping companies.  Most of this scrap is again taken to landfills where dump rates can be a considerable cost of operation.  Our company’s growth has paralleled our abilities to educate and convince clients of the advantages we have in our disposal operation, the economics of a large-scale operation, and other efficiencies.  Therefore we can perform our service cheaper than a drywall company can do it itself, and in many cases more timely, with our larger, more flexible fleet.  Timeliness is a key factor for our customers, as the drywall process on a job cannot continue safely until the scrap is removed.  Our smaller competitors with only 1 or 2 trucks cannot offer the service that we can.

Even though there is a significant cost to the disposal of the material we pick up, DRS has established a competitive edge though our pricing structure with the recycling company where our smaller trucks dump our product and, through their return to manufacturer operation to make new gypsum wallboard. Our price structure is lower than our competition due to the volume of business that we do and in the fact that we have our own trucks to haul the drywall scrap from this facility to the manufacturer with our own leased equipment. Many of our competitors simply take the scrap they collect directly to a dump facility, which has rates that are substantially higher than what we pay.

We are also in the final stages of completing the set up of the machine we have leased to process our own material, which would lower our disposal cost. Even though there are several potential uses for our product, we have chosen to target the agriculture industry and market our recycled material as a soil amendment.

We will be setting up the processing machine at a facility in Ridgefield, Washington. We have leased a 21,000 square foot warehouse from the Port of Ridgefield and have began to set up a machine we have leased to turn our raw scrap sheetrock into a saleable form of gypsum to be sold as a soil amendment.  In the 4th quarter of 2007, the company sold over 149 tons of this product from test runs of our machine before it was shipped to our facility for final installation. The company's management feels that these sales solidify its belief in our business plan and will be able to sell all of the product that we can produce. Our sales force is working with several distributors of gypsum to sell our product.

There are however, risks associated with setting up our facility. We will need to apply to The City of Ridgefield, WA for a permit to set up and operate our machinery. If we do not meet certain requirements, such as engineering on our equipment and its installation, and clean air control specifications, we may not ever be able to use our processor. This would severely limit our growth and have a major impact on our business plan.  We have, however, received our clean air permit from the Washington State Agency “SWCAA” in Clark County, which is where our facility is located.

The State and City will also monitor our operation for safety items and dust control to meet clean air standards.  Any items of non-compliance could also stop our operation in Ridgefield.

Our final product has been approved by all necessary Washington state and Oregon state governmental agencies to be sold as a soil amendment.  Several state agencies will monitor and test the production of our product as its intended use is for agricultural land.  If our product becomes contaminated or for any reason does not meet numerous required chemical standards, any one of the agencies could stop us from selling our product or operating our machine.  Either of these events would have a negative material affect on our company.

The administrative costs associated with maintaining our license are minimal; however, a cease of operation by a state agency and/or the possibility and potential of new state requirements to make changes to our product or facility could substantially affect our operations.

Financial Statements

The Company has had a limited operating history.  The Company’s financial statements as summarized in this Registration Statement were audited as of June 30, 2008, by Donahue & Associates, LLC

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

Summary of Operations

Overview

You should read the following discussion and analysis in conjunction with the Consolidated Financial Statements and Notes thereto, and the other financial data appearing elsewhere in this Report.

The information set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) contains certain “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, including, among others (i) expected changes in the Company’s revenues and profitability, (ii) prospective business opportunities and (iii) the Company’s strategy for financing its business. Forward-looking statements are statements other than historical information or statements of current condition. Some forward-looking statements may be identified by use of terms such as “believes”, “anticipates”, “intends” or “expects”. These forward-looking statements relate to the plans, objectives and expectations of the Company for future operations. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of its knowledge of its business and operations, in light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this report should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved. In light of these risks and uncertainties, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The foregoing review of important factors should not be construed as exhaustive. The Company undertakes no obligation to release publicly the results of any future revisions it may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Company was incorporated in November 2006 and is currently focused on drywall and other waste removal from construction sites for disposal and recycling in the Northwest United States. The Company recycles the gypsum and other products from the drywall for sale to farmers in Washington State as fertilizer.  However, the revenues received from these sales were not material in fiscal years 2008 and 2007 to warrant discussion.

DRS Inc.'s strategy for future growth is centered on its ability to process the scrap sheetrock it picks up, and to sell it as a usable commodity.  To date, all revenue has been generated from scrapping sheetrock, picking up other construction jobsite waste and incidental trucking and a small amount of product sales. There is significant cost to the disposal of the product we collect; we take the drywall scrap to a manufacturer of new product, and other jobsite debris to a Washington State approved recycling center, both for a fee.

The revenue has allowed the company to operate and grow, as well as spend money on new leases, startup costs, and public offering costs, but not make a profit on a consistent monthly basis. Challenges will remain as we expand and additional money will be needed for day to day operations.

Therefore, for future growth and profitability, the company's business model is to have a machine manufactured that will process the scrap sheetrock by removing a majority of the paper off the scrap sheetrock and the remaining gypsum will be ground into powder form. The resulting gypsum product will be sold as a soil amendment. We currently see the agriculture industry as our most likely source of sales and distribution of our product and are in negotiations with several distributors of gypsum to farms. Both Eastern Washington and Oregon have substantial agriculture industries. We have been approved by all necessary Washington and Oregon state agencies to have our product used as a soil amendment which is a big step to achieving this goal.  If we are able to sell a large percentage of our product, it will have a significant positive impact on our financials.  Processing our product also enables us to control our growth, as it becomes increasingly difficult to dispose of our product as our tonnage increases.

To achieve the above plan, we entered into a contract to have a processing machine built. The cost to acquire the machine required a $75,000 security deposit, and a monthly lease payment of $6,000 once the machine is fully operational. The cost of engineering, obtaining permits, electrical set up, and other miscellaneous items required to set up the machine will be approximately $20,000.  Further, the air handling system required for dust control, including the duct work and bag house will cost approximately $30,000. The processing machine was delivered to our Ridgefield, Washington warehouse facility in January 2008, and is in the final stages of assembly. We negotiated and signed a 6 year lease with the Port of Ridgefield, WA to lease a warehouse of approximately 21,000 square feet to use as our processing facility. We paid a deposit of $11,848 to secure this lease and have monthly lease payments of $5,924.10. Along with that, the location, which is near the Oregon state border, will be used to stage our operation to expand into the Oregon scrapping market. We started our scrapping services in Oregon in March 2008, and plan on having our processing machine operational in the  4th quarter of 2008. If, however, there are some delays, unexpected cost overruns in setting up the operation, or a failure to sell the majority of our product, these funds may not be enough to continue operating as planned. These funds also may not be enough to support the cash flow requirements needed as our revenue base increases. In addition to leasing and setting up our processing machine and air handling system, we will also need to lease a front-end loader, fuel storage containers, and trailers to deliver our product, which we estimate will cost approximately $10,000 to secure and then approximately $3,000 per month. Initially, we would lease this needed equipment in order to conserve our cash on hand. We would purchase the equipment only if we are able to raise enough money through this offering to meet our plans under our "Use of Proceeds" section. Two additional employees will be needed to operate the processing machine.

Another plan of operation is to have our site at the Port of Ridgefield become a dump site for drywall companies and other drywall scrapping companies to dispose of their scrap product.  In order to achieve this we will need a commercial truck scale set up which we estimate will cost approximately $10,000 initially, plus a monthly lease fee of approximately $2,000, a small trailer to use as an office which we can purchase for approximately $6,000, and miscellaneous electrical work done which we project will cost about $2,000.  By doing so, we can charge a “tipping” fee based on tonnage dropped off.  This will enable us to generate another source of income, plus we can then process this material and sell it.  Some states such as Oregon are proposing legislation to keep scrap drywall from going into landfills, which would then greatly benefit this phase of our operation as our competitive drywall scrapers would then be forced to dispose of their scrap to a company such as ours that would recycle it.

DRS Inc. raised money through a private placement stock sale to provide funds for startup costs, operational costs, administrative costs, growth and expansion costs, and cash flow requirements. In addition, the Company borrowed $150,000.00 in May of 2008 from an individual creditor in order to continue operations as planned and to support continued growth.  The Company plans to use this money to run our scrapping operations in Washington, Oregon, and at our Ridgefield, Washington processing facility.  In order to accomplish this with the limited amount of money on hand, without raising any additional funds through this offering, the Company will need to lease the equipment, operate in Oregon on a limited basis, and control our growth until we can sell our product and become profitable.

Challenges to the business will be the seasonal winter slowdown of construction and the apparent imminent slowdown in the construction industry. The company does however see an increase in the number of apartments being built versus single-family homes, which is a more efficient and profitable part of our operation.

In the future, the company has plans to expand to other states.  Areas that will be targeted are larger metropolitan areas that also have an industry outlet for processed gypsum. If our expansion into Oregon is successful, our next target market will be California, which not only has a large population, but a large agriculture industry.

On August 1, 2007, we had a major change in corporate personnel. Daniel Guimont who was the original President and also a director stepped down from both positions in order to concentrate on sales and operational growth. He has over 9 years of experience in the drywall scrapping industry.   Daniel Mendes, who has a finance degree from Santa Clara University and who has successfully owned and developed a drywall company, stepped down from his positions of Secretary and Treasurer and was put forth as President. Mr. Mendes is also a director of the company since inception.  George Guimont, also a long time successful owner of a drywall company was put forth as Secretary and Treasurer and also a director.  The company is confident that with the many years of experience of each of the individuals in this industry that it can be successful in carrying out its planned operation.

The Company feels strongly that with the current climate in the United States to work towards increased recycling, DRS Inc. will be well received and supported in the marketplace as the country puts more emphasis on environmental issues. Scrap sheetrock is a very large contributor to landfills, and therefore we feel that many states will follow the lead of other countries in making it illegal to dump this waste into landfills. DRS Inc. is working to position itself to take advantage of any of these changes which would significantly affect the growth potential of its business.

Results of Operations

For the Fiscal Years Ended June 30, 2008 and June 30, 2007

Although the Company was incorporated in November 2006, operations began in February 2007.  The Company currently leases 22 leased and rented vehicles and currently employs around 25 line and supervisory workers whose task is to remove drywall debris and other waste from various construction sites in the state of Washington.

Gross sales from drywall removal and other hauling were $3,100,064 and $1,394,669 for the years ended June 30, 2008 and June 30, 2007, respectively.  Sales are billed to the client based upon the amount of debris removed, the type of debris, and transportation distances.   Monthly invoicing is completed by the 25th of each month for the days and projects to date for that period.  Sales typically breakdown as follows; Drywall Services is approximately 63%, Debris removal is approximately 28%, and the balance is made up of miscellaneous trucking and other related services.  Product Sales makes up about 3% for this period, however, we anticipate, upon completion of our production facility, this revenue item should increase during the next fiscal period.

Gross margin on sales was about 12% and 3%, respectively for the fiscal years.  Fiscal year 2007 was our start of operations and included a period of adjustment and growth to achieve greater efficiencies of scale.  During fiscal year 2008, the Company achieved these efficiencies to the degree that 25 line and supervisory workers and 22 leased and rented vehicles and equipment were able to generate $3,100,064 of sales revenues compared to 15 line and supervisory workers and 21 leased and rented vehicles and equipment in fiscal year 2007 where sales revenues were $1,394,669.  Fuel expenses are a significant portion of the cost affecting gross margin.  Fuel costs for our trucks were approximately 10% of gross sales in fiscal 2008 as compared to about 8% in fiscal year 2007.  Despite the rise, we were able to increase our efficiency in gross margin by 7%. Currently, our gross margin is around 12% and we expect the margin to stabilize between 10% and 12% in the coming fiscal years.

Administrative costs for fiscal years 2008 and 2007 are as follows:

	2008	2007

Salaries & benefits	$109,500	$10,205,000
Automobile expense	9,402	14,940
Bad debt expense	25,930	35,994
Bank fees	777	50
Depreciation- office equipment	1,296	662
Insurance	55,319	15,368
Licenses	6,463	5,458
Management consulting	176,000	0
Marketing	5,933	3,530
Meals	6,688	1,776
Administration	45,125	7,339
Professionals & consulting fees	74,924	413,480
Rent expense	106,587	8,795
Taxes	14,910	5,033
Telephone	29,432	20,077

Total	$668,286	$10,737,502

Salaries for the president and office help for fiscal years 2008 and 2007 were $109,500 and $125,000, respectively.  In fiscal 2007, the Company issued 14,000,000 shares to its officers for services rendered and recorded a charge of $10,080,000 in the statement of operations as salaries expense. Management expects no more issuances of common stock will be made to the officers in the foreseeable future.

Insurance costs increased 260% in fiscal year 2008 because the prior year was a short fiscal period and due to growth in sales volume for commercial liability, liability coverage for the new Ridgefield facility, we added Keyman Life Insurance and additions in employee health benefits.

In October 2007, the Company hired a supervisory consultant to oversee all of its business operations.  The consultant is paid $15,000 a month, however the Company is not committed to a long term agreement.  The cost of this consultant was $176,000 for fiscal year 2008.

Administrative costs increased primarily due to comparing a full year in 2008 to a short year in 2007.  In addition, office administration increased as our volume of sales activity expanded.

Professional and consulting fees decreased 82% in fiscal year 2008 because the prior year experienced the initial costs of legal fees associated with preparations of the SEC initial filing.

Rent expense increased significantly from $8,795 in fiscal year 2007 to $106,587 in fiscal year 2008 as a result of our growth and expansion to the Ridgefield facility and Milton yard.

Automobile costs are the lease costs of cars used by the officer.

Bad debt reserve expense for the year ended June 30, 2007 was $35,994 compared to $25,930 at June 30, 2008.  At June 30, 2008, our total reserve for bad debt is $61,634 on outstanding receivables of $376,578.  Management is pleased with the efficiency of its aggressive receivable collection policy and is comfortable with the clients it does business with. The Company normally reserves for receivables outstanding greater than 90 days.  Of the reserve $61,634, approximately $25,000 representing two clients we have received summary judgments against and do expect to collect in the coming year.  An additional $10,000 in the reserve we have entered into a payment plan with the debtor and are collecting $1,000 per month and we are confident we will eventually be paid in full.

As a result, our net loss from operations for fiscal years 2008 and 2007 was $307,540 and $10,701,694.  After deducting the interest costs on the capital leases for our trucks and adding interest income, we incurred a net loss of $333,278 in fiscal year 2008, or about $0.02 per share compared to $10,714,428 in fiscal year 2007, or about $0.73 per share.

Liquidity & Capital Resources

As of June 30, 2008

Cash on hand at June 30, 2008 was $50,525 compared to $211,988 at June 30, 2007.  We used $299,292 for operations in 2008 compared to $431,367 in fiscal 2007.  In 2008, we used $42,487 to purchase additional equipment and deposits on our new vehicles.  In fiscal year 2007, our first year of operations, we used $239,681 as a deposit comprising of, $75,000 on our drywall recycling machine and $164,681 on trucks and equipment and a further $3,881 to purchase office equipment.  In fiscal year 2008 and 2007, we raised $90,000 and $922,202, respectively, by issuing common stock and options.  In addition, in 2008, we borrowed $150,000 from an individual creditor at 10% interest coming due in November 2009.  In fiscal years 2008 and 2007, we used $59,684 and $35,285 to pay down the capital leases on our vehicles and equipment. Cash activities resulted in a net decrease of $161,463 in 2008 compared to a net increase of $211,988 in 2007.

Total assets at June 30, 2008 and June 30, 2007 were $908,851 and $1,027,782, respectively.  Our working capital at June 30, 2008 was $175,012 as compared to $309,836 at June 30, 2007.

During the period from inception to June 30, 2007, we raised $923,935 by issuing 1,274,934 shares of our common stock and 3,194,932 options to purchase common stock. We issued 14,460,000 shares of common stock to our officers and other consultants for services rendered in starting up the Company.  These issues were valued at $11,131,200, using the $0.75 per share price offered to the public in our private placement.  After deducting a loss from operations of $10,714,428, our shareholder equity at June 30, 2007 was $619,917.

In fiscal year 2008, we raised $90,000 by issuing 113,334 shares of common stock and 166,668 options to buy stock.  In addition, we issued 20,000 shares valued at $15,001 to a consultant for services rendered.  After deducting operating losses of $333,278, our shareholder equity at June 30, 2008 was $391,640.

Results of Operations

For the Quarter Ended September 30, 2008 and September 30, 2007

Although the Company was incorporated in November 2006, operations began in February 2007.  The Company currently leases or rents twenty nine vehicles and pieces of equipment and currently employs around 25 line and supervisory workers whose task is to remove drywall debris and other waste from various construction sites in the state of Washington.

Gross sales from drywall removal and other hauling were $798,390 and $955,543 for the quarters ended September 30, 2008 and September 30, 2007, respectively.  Sales are billed to the client based upon the amount of debris removed, the type of debris, and transportation distances.

Gross margin on sales was $86,718 and $142,803, respectively for the quarters.

Administrative costs for the quarters ended September 30, 2008 and September 30, 2007 are as follows:

	30-Sep-08	30-Sep-07

Salaries & benefits	$0	$58,500
Automobile expense	2,352	2,350
Bad debt expense	18,413	3,433
Bank fees	426	182
Depreciation- office equipment	326	324
Insurance	15,559	1,796
Licenses	802	1,125
Management consulting	39,000	0
Marketing	189	1,253
Meals	484	196
Administration	19,380	8,399
Professionals & consulting fees	9,817	68,537
Rent expense	35,266	15,815
Taxes	4,058	4,497
Telephone	7,306	8,227

Total	$153,378	$174,634

There were no salaries for the president and office help for quarter ending September 30, 2008.  The company does not see any change in this for the next quarter.

Insurance costs increased from $1,796 in prior year’s quarter to $15,559 for current quarter due to both typical growth in operations and a reclassification of truck insurance from cost of goods sold in 2007 to operating expenses in 2008.  The cost of truck insurance that was included in cost of goods sold in 2007 was $8,906.

Bad Debts increased to $18,413.00 over the prior year's quarter of $3,433.00 as a result of a bankruptcy for Arden Drywall and an additional amount of $15,723.73 was written off in September 2008.

Management Consulting appears to be a $39,000.00 increase over the same quarter last year, but in fact was included in the category of Professional & Consulting Fees for that same period.  It was important for the company to track this consulting as a separate account and separates it out of Professional fees subsequent to the initial reporting.  As compared with the Professional & Consulting Fees of $68,537 for the prior year same quarter, when combined, current year same quarter is $48,817.00.  Prior year's quarter included non re-occurring public offering costs of $10,500.00.

Administration increased to $19,380.00 over prior year's quarter of $8,399.00 as a result of establishing the Ridgefield facility.  Repairs and maintenance make up $11,364 of this difference.

Rent expense increase to $35,266.00 over the prior year's quarter of $15,815.00 as a result of establishing The Ridgefield facility.  Rent for the warehouse facility was $5,924.10 per month beginning December 2007.

As a result, our net loss from operations for quarters ended September 30, 2008 and September 30, 2007 was $66,660 and $31,831. After deducting the interest costs on the capital leases for our trucks and adding interest income, we incurred a net loss of $81,158 in the first quarter of 2009, or about $.01 per share compared to $38,761 in first quarter of 2008, or about $.00 per share.

Liquidity & Capital Resources

As of September 30, 2008

Cash on hand at September 30, 2008 was $42,219 compared to $50,525 at June 30, 2008.  We used $8,306 for operations quarter ending September 30, 2008 compared to an increase in cash of $25,769 for quarter ending June 30, 2008.  The company received $150,000 in cash for a Note Payable in May 2008.

Total assets at September 30, 2008 and June 30, 2008 were $857,712 and $908,851, respectively.  Our working capital at September 30, 2008 was $ 81,339 as compared to $175,012 at June 30, 2008.  The decrease in working capital is a result of lower accounts receivable, the write off for bad debt and an increase in accounts payable for the current quarter.

In the first quarter of 2009, our operating loss was $81,158, bringing our shareholder equity at September 30, 2008 to $310,482.

Forward Looking Capital Expenditures

Projecting forward for the quarter ending December 31, 2008 , the company expects to spend approximately $20,000 to secure leases for equipment needs. These leases will also require the company to service a monthly debt of approximately $11,100 which breaks down on a monthly basis as follows: $6,000 for the drywall processing machine, $500 for fuel storage containers, $1,100 for a front end loader, $1,500 for a trailer to deliver our processed product, and $2,000 per month for a commercial truck scale.

DESCRIPTION OF PROPERTY

Rented/leased Property

EQUIPMENT RENTAL/LEASE LIST

YEAR	MAKE	MODEL	VIN #
2003	Ford	F550 w/Dump Bed	1FDAF56P64EA18902
2003	Ford	F550 w/Dump Bed	1FDAF56P33ED0224
2003	Ford	F550 w/Dump Bed	1FDAF56P63ED13013
2001	Ford	F550 w/Dump Bed	1FDAF56F61EA47710
2005	Ford	F250	1FTSW21PX5EC48412
2004	Ford	F650 w/Dump Bed	3FRNX65N84V654253
2001	Ford	F550 w/Dump Bed	1FDAF56F71EC17489
2004	Ford	F550 w/Dump Bed	1FDAF56P64EA18902
2004	Ford	F650 w/Dump Bed	3FRNF65234V589787
2007	Mitsubishi	FM-260	JL6DGM1E77K003403
2006	Mitsubishi	FM-OTHI	JL6BDH1S26K001036
2007	Mitsubishi	FM-260	JL6DGM1E27K004281
2007	Mitsubishi	FM-260	JL6DGM1E77K004051
2007	Mitsubishi	FM-260	JL6DGM1E67K004218
2007	Mitsubishi	FM-260	JL6DGL1E47K007046
2007	Mitsubishi	FM-260	JL6DGL1E27K007093
1994	WHGM	Tractor	4V1VDBCH9RN673569
2004	Trinity	56' Belt Trailer	1T9SC56483B656098
2008	Ford	Pickup	1FTSW31RX8EA33625
2006	Honda	Pickup	2HJYK16556H505893
2007	Custom	Processing Machine
2005	GMC	C6C	1GDJ6C1C85F510979
2005	GMC	6500	1GDJ6C1C65F510883
2005	GMC	6500	1GDJ6C1C05F510894
2005	Peterbuilt	Tractor	2NPLLZ9X15M883747
2007	Mercedes	E350W	WDBUF56X97BO60986
2001	Freightliner	FLD120	1FUNAHCG21PF96985
2006	Isuzu	Flatbed w/Dump Bed	JALC4B16X57007987
2001	Trinity	LBT Trailer	1F9SE53431B114217

Office Equipment and Supplies

Office equipment and supplies are located at our main facility at 16504 9th Avenue SE, Suite 205, Mill Creek, Washington 98012

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain consultants used by the Company may be paid in stock in lieu of cash, or along with cash. The following consultants have been compensated with stock for services rendered:  Sharon D. Mitchell; 20,000 shares for legal services rendered; Denise Mayo; 160,000 shares for services rendered with regard to internet marketing, web construction and locating new crushing site areas; Daniel Johnson; 150,000 shares for services rendered with regard to national marketing as well as lobbying to pass laws making it illegal to dump sheet rock outside of designated areas; and Racquel Vieth; 150,000 shares for services rendered regarding marketing product to local farmers as well as efforts to allow  DRS Inc. to set up grinders on sheet rock manufacturers premises.  The 460,000 shares of Common Stock issued to our three consultants, Denise Mayo, Daniel Johnson and Racquel Vieth were issued in exchange for their knowledge in the above-mentioned services as well as researching the viability of going public, assisting in determining the direction of the company, establishing our marketing presence and marketing for our future product.

Subsequent to September 30, 2007, the company issued 100,001 shares of its common stock to the following individuals: Andrew H. Beebe, 66,667 shares and Steven J. King, 13,334 shares. The nature of the issuing of these aforementioned shares was by cash payment at a price of $0.75 per share and under the same terms and conditions as all other investors who purchased their shares for cash.  Both Andrew H. Beebe and Steven J. King were contacted directly by either Daniel Mendes or George Guimont and were/are known personally and professionally by both directors. The other 20,000 shares of common stock were issued, in conjunction with standard, acceptable legal fees, to the company’s legal counsel, Sharon D. Mitchell, for legal services rendered.

For the fiscal year ending June 30, 2008, Living Homes Construction, which is owned by George Guimont, did $8,752.77 in business with DRS and $3,579.50 in the quarter ending September 30, 2008.  Redhawk Construction Inc., in which Daniel Mendes is 50% owner and holds the position of vice president, did $45,866.50 in business with DRS Inc. during the fiscal year and $8,867.53 in the quarter ending September 30, 2008.  Other shareholders that we do business with, and the amount of billed revenue worth of business that they conducted during the fiscal year ending June 30, 2008 and the quarter ending September 30, 2008 respectively are as follows:  Terry McKormick, owner of Proline Construction: $79,495.00 and $11,994.04; Collins Drywall: $75,599.00 and $32,592.28; Jon Ravsten, owner of RDC: $26,146.68 and $9,637.10; Steven King, owner of Floater & Company: $27,991.48 and $0.00; and Aaron Guimont, owner of AM Texturing: $3,758.20 and $0.00.  DRS Inc. performed drywall scrapping services for each of these companies which was the source of the generated revenue.

George Guimont personally leases to the Company the majority of the equipment vehicles and trucks that DRS uses in its operation.  These leases are simple month-to-month leases that fit the Company’s specific needs and are at fair market rates.  As of September 30, 2008, the total monthly payment for all leases was $30,552.91 per month. The Company is required to fully insure and maintain all items under lease.  The Company paid a deposit to Mr. Guimont at the beginning of each lease term and has the right to purchase any equipment, vehicle or truck at fair market value at any time, in which case the deposit would be applied to the purchase price.

Additionally, Daniel Guimont, who was President/Director until August 2007, is the son of George Guimont, our Director/Secretary/Treasurer, remains a consultant to us, through his own company, DTG Enterprises, Inc., and is compensated as such. His contract in on a month-to-month basis and can be terminated by either party with 30 days notice.  He assists the Company as an overseer to all business operations and provides insight into the industry and areas for growth opportunities.  As of September 30, 2008, he is paid $9,000.00 per month. In the future, Daniel Guimont may receive stock in lieu of cash for his services.

We did not utilize promoters with regard to raising money through our private placement memorandum.  Each investor was contacted directly by either Daniel Mendes, or Dan Guimont.  Each investor was either a friend, family or a close business associate of the aforementioned.

MARKET FOR COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS

No established public trading market exists for our Common Stock.  The only common equity is that resulting from the private placement of shares. The company has sold 1,388,268 shares of its common stock at seventy-five cents ($0.75) per share to 47 investors via a private placement under Rule 506. In addition, in May 2007, the Company issued 100,000 options to purchase 100,000 shares at $1.00 for a period of seven years to a consultant for services rendered. Between December 2006 and December 2007, the Company issued 103,936 options to purchase 103,936 shares at $0.75 for a period of 12 months beginning at the time the Company’s shares begin trading on the public market.  Between December 2006 and December 2007, the Company issued 1,224,332 shares at $0.50 for a period of 24 months beginning at the time the Company’s shares begin trading on the public market.  Between December 2006 and December 2007, the Company issued 1,033,333 shares at $0.35 for a period of 36 months beginning at the time the Company’s shares begin trading on the public market.  Between December 2006 and June 2007, the Company issued 899,999 shares at $0.25 for a period of 48 months beginning at the time the Company’s shares begin trading on the public market.  These options were issued as an incentive (or award) to those shareholders listed in the selling shareholder table listed above. There are no equity compensation plans in place at this time. Except for this registration and offering, there is no Common Stock that is being, or has been proposed to be, publicly offered.

The business owner and President, as well as the Secretary/Treasurer have continued to run DRS Inc., offering their expertise, including marketing the company, maintaining business relationships and networking for new contracts and new market areas in anticipation of growth and expansion in neighboring states in exchange for seven million (7,000,000) shares each of the common stock.

EXECUTIVE COMPENSATION

Any compensation received by our officers and directors will be evaluated and determined from time to time.  At this time, salaries are being paid as outlined in the table set forth below:

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
PEO
Daniel Mendes President/Director	2008	$57,501		None				Car payment of $783.34 per month.
George Guimont Secretary/Treasurer Director	2008	$42,000		None
Daniel Guimont Director (1)	2008	$24,000						Car payment of $1,358.98 per month

(1) On August 1, 2007, Daniel Guimont started being compensated as a business consultant through his own company - DTG Enterprises Inc. He is no longer an employee or director of DRS Inc. after 7/31/07.

On August 1, 2007, Mr. George Guimont stepped in as Director and Secretary/Treasurer.

Compensation of Directors

Any Director who also becomes our employee will receive no extra compensation for their service on our Board of Directors.  Directors may be compensated for out-of-pocket expenses associated with attending Board of Directors’ meetings.

Employment Contracts

We currently have no employment contracts in place and our executive officers are compensated as stated above.

Stock Option Plans

At this time, there is no stock option plan in place.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There are no changes in or disagreements with accountants on accounting and/or financial disclosure at this time.

Financial Statements

See included Financial Statements included on following pages F1 through F26

THE REST OF THIS PAGE WAS LEFT INTENTIONALLY BLANK

DRS Inc.
Audited Financial Statements
For the Years Ended June 30, 2007 and June 30, 2008

Donahue Associates, LLC
27 BEACH ROAD, SUITE CO5-A
MONMOUTH BEACH, NJ.    07750
Phone: (732) 229-7723

Independent Auditor’s Report

The Shareholders,
DRS Inc.

We have audited the accompanying balance sheets of DRS Inc. as of June 30, 2007 and June 30, 2008 and the related statements of operations and changes in shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted by the Public Company Accounting Oversight Board in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements presented are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the balance sheets of DRS Inc. as of June 30, 2007 and June 30, 2008 and the related statements of operations and changes in shareholders’ equity, and cash flows for the years then ended, in conformity with generally accepted accounting principles generally accepted in the United States of America.

Monmouth Beach, New Jersey
October 31, 2008

DRS Inc.
Balance Sheets
As of June 30, 2007 and June 30, 2008

ASSETS	2008	2007

Current assets:
Cash & short term deposits	$50,525	$211,988
Accounts receivable (net of allowance for bad debt)	314,944	321,798
Total current assets	$365,469	$533,786

Other assets:
Fixed assets- net	289,191	254,315
Security deposits	254,191	239,681

Total assets	$908,851	$1,027,782

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable & accrued expenses	$114,334	$174,150
Capital lease payable- short term	76,123	49,800
Total current liabilities	$190,457	$223,950

Capital lease payable- long term	174,658	183,915
Note payable	152,096	0

Shareholders' equity:
Common stock- $.001 par value, authorized 25,000,000 shares, issued and outstanding, 15,734,934 shares at 6/30/07 and
15,868,268 at 6/30/08	$15,868	$15,735
Additional paid in capital	11,423,478	11,318,610
Retained deficit	(11,047,706)	(10,714,428)
Total shareholders' equity	391,640	619,917

Total Liabilities & Shareholders' Equity	$908,851	$1,027,782

See the notes to the financial statements.

DRS Inc.
Statements of Operations
For the Years Ended June 30, 2007 and June 30, 2008

	2008	2007

Revenues:
Net revenues from drywall removal	$3,100,164	$1,394,669
Cost of revenues	(2,739,418)	(1,358,861)
Net revenues	$360,746	$35,808

General and administrative expenses:
General administration	$668,286	$10,737,502
Total general & administrative expenses	668,286	10,737,502

Net loss from operations	$(307,540)	$(10,701,694)

Other revenues:
Interest income	5,895	1,178
Interest expense	(31,633)	(13,912)

Net loss before provision for income taxes	$(333,278)	$(10,714,428)

Provision for income taxes	0	0

Net loss	$(333,278)	$(10,714,428)

Loss per common share:
Basic & fully diluted	$(0.02)	$(0.73)

Weighted average of common shares:
Basic & fully diluted	15,821,107	14,749,293

See the notes to the financial statements.

DRS Inc.
Statements of Cash Flows
For the Years Ended June 30, 2007 and June 30, 2008

	2008	2007
Operating Activities:
Net loss	$(333,278)	$(10,714,428)
Adjustments to reconcile net loss items
not requiring the use of cash:
Depreciation	69,851	18,566
Salaries	0	10,080,000
Bad debt expense	25,930	35,994
Consulting expense	15,000	332,143
Interest expense	2,096	0
Changes in other operating assets and liabilities :
Accounts receivable	(19,076)	(357,792)
Accounts payable	(59,815)	174,150
Net cash used by operations	$(299,292)	$(431,367)

Investing Activities:
Security deposits	$(14,510)	$(239,681)
Purchase of equipment	(27,977)	(3,881)
Net cash used by investing activities	(42,487)	(243,562)

Financing Activities:
Issuance of common stock	$90,000	$922,202
Proceeds from note payable	150,000	0
Payment of capital lease	(59,684)	(35,285)
Net cash provided by financing activities	180,316	886,917

Net increase (decrease) in cash during the period	$(161,463)	$211,988

Cash balance at June 30, 2007	211,988	0

Cash balance at June 30, 2008	$50,525	$211,988

Supplemental disclosures of cash flow information:
Interest paid during the fiscal year	$29,537	$13,912
Income taxes paid during the fiscal year	$0	$0

See the notes to the financial statements.

DRS Inc.
Statement of Changes in Shareholder’s Equity
From Inception, November 17, 2006 to June 30, 2008

	Common	Common	Paid in	Accumulated
	Shares	Par Value	Capital	Deficit	Total

Balance at inception, November 17, 2006	0	$0	$0	$0	$0

Issued shares to officers	14,000,000	14,000	10,066,000		10,080,000

Issued shares for services	460,000	460	330,740		331,200

Issuance of common stock	1,274,934	1,275	920,927		922,202

Options issued to consultant			943		943

Net loss				(10,714,428)	(10,714,428)

Balance at June 30, 2007	15,734,934	15,735	11,318,610	(10,714,428)	619,917

Issuance of common stock	113,334	113	89,887		90,000

Issued shares for services	20,000	20	14,981		15,001

Net loss for the fiscal year				(333,278)	(333,278)

Balance at June 30, 2008	15,868,268	$15,868	$11,423,478	$(11,047,706)	$391,640

See the notes to the financial statements.

DRS Inc.
Notes to the Financial Statements
For the Years Ended June 30, 2007 and June 30, 2008

1.	Organization of the Company and Significant Accounting Principles

DRS Inc. (the “Company”) is a privately held corporation formed in November 2006 in the state of Nevada. The financial statements include the results of operations of the Company and its wholly owned subsidiary, DRS Union Inc.  The Company’s fiscal year end is June 30th.

The Company removes drywall and other rubbish from construction sites for disposal and recycling.  The Company operates mainly in the state of Washington.

Use of Estimates- The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make reasonable estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses at the date of the financial statements and for the year they include.  Actual results may differ from these estimates.

Cash- For the purpose of calculating changes in cash flows, cash includes all cash balances and highly liquid short-term investments with maturity dates of three months or less.

Fixed Assets- Fixed assets are stated at cost. Depreciation expense is computed using the straight-line method over the estimated useful life of the asset. The following is a summary of the estimated useful lives used in computing depreciation expense:

Office equipment	3 years
Vehicles	5 years

Expenditures for major repairs and renewals that extend the useful life of the asset are capitalized.  Minor repair expenditures are charged to expense as incurred.

Long Lived Assets- The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

Income taxes- The Company accounts for income taxes in accordance with the Statement of Accounting Standards No. 109  (SFAS No. 109), "Accounting for Income Taxes".  SFAS No. 109 requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed annually for differences between financial statement and income tax bases of assets and liabilities that will result in taxable income or deductible expenses in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets and liabilities to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.

Revenue Recognition- The Company realizes revenues from drywall removal jobs when the existence of an unconditional binding arrangement with a client is present, the work has been performed, the Company fees are determined and fixed, and the assurance of the revenue collection is reasonably secured.

Bad Debt Expense- The Company provides, through charges to income, a charge for bad debt expense, which is based upon management's evaluation of numerous factors.  These factors include economic conditions, a predictive analysis of the outcome of the current portfolio and prior credit loss experience. The Company’s reserve for bad debt is $61,634 at June 30, 2008 and $35,994 at June 30, 2007.

Recent accounting pronouncements:

In July 2006, the FASB issued Interpretation No. 48 ("FIN 48"), "Accounting to Uncertainty in Income Taxes and An Interpretation of FASB Statement No.109." FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS 109.  FIN 48 also prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The new FASB standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The provisions of FIN 48 are effective for the Company's first quarter ending March 31, 2008. The adoption of FIN 48 will not have a material impact on the financial statements of the Company.

In September 2006, the FASB issued SFAS No.157, "Fair Value Measurements", which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. Earlier application is encouraged provided that the reporting entity has not yet issued financial statements for that fiscal year including financial statements for an interim period within that fiscal year. The adoption of SFAS No. 157 will not have a material impact on the financial statements of the Company.

In February 2007, the FASB issued SFAS No.159, "The Fair Value Option for Financial Assets and Financial Liabilities”&. The statement permits entities to choose to measure certain financial assets and liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No.159 is effective as of the beginning of an entity's fiscal year that begins after November 15, 2007. The adoption of SFAS No. 159 will not have a material impact on the financial statements of the Company.

In November 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 109, "Written Loan Commitments Recorded at Fair Value Through Earnings." SAB No.109 states that the expected net future cash flows related to the associated servicing of a loan should be included in the measurements of all written loan commitments that are accounted for at fair value through earnings. The provisions of SAB No.109 are applicable to written loan commitments issued or modified in fiscal quarters beginning after December 15, 2007. The adoption of SAB No. 159 will not have a material impact on the financial statements of the Company.

2. Fair values of Financial Instruments

Cash, accounts receivable, security deposits, accounts payable and accrued expenses, capital leases payable, and note payable in the balance sheet are estimated to approximate fair market value at June 30, 2007 and June 30, 2008.

3.  Net Loss per Share

The Company applies SFAS No. 128, Earnings per Share to compute net loss per share. In accordance with SFAS No. 128, basic net loss per share has been computed based on the weighted average of common shares outstanding during the years. Diluted net loss per share gives the effect of outstanding common stock equivalents of the warrants outstanding. The effects on net loss per share of the common stock equivalents, however, are not included in the calculation of net loss per share since their inclusion would be anti-dilutive.

Net loss per common share has been computed as follows:

	2008	2007

Net loss	$(333,278)	$(10,714,428)

Total common shares outstanding	15,868,268	15,734,934

Weighted average of shares outstanding	15,821,107	14,749,293

Loss per common share:
Basic & fully diluted	$(0.02)	$(0.73)

4. Concentration of Credit Risks

The Company’s president and secretary have provided personal guarantees on the leased vehicles discussed in Note 9. A withdrawal of this support may have a material adverse effect on the Company’s ability to lease equipment.

5.  Provision for Income Taxes

Provision for income taxes is comprised of the following:	2008	2007

Net loss before provision for income taxes	$(333,278)	$(10,714,428)

Current tax expense:
Federal	$0	$0
State	0	0
Total	$0	$0

Less deferred tax benefit:
Timing differences	(247,517)	(111,873)
Allowance for recoverability	247,517	111,873
Provision for income taxes	$0	$0

A reconciliation of provision for income taxes at the statutory rate to provision for income taxes at the Company's effective tax rate is as follows:

Statutory U.S. federal rate	34%	34%
Statutory state and local income tax	10%	10%
Less allowance for tax recoverability	-44%	-44%
Effective rate	0%	0%

Deferred income taxes are comprised of the following:

Timing differences	$247,517	$111,873
Allowance for recoverability	(247,517)	(111,873)
Deferred tax benefit	$0	$0

Note: The deferred tax benefits arising from the timing differences expires in fiscal year 2027 and 2028 and may not be recoverable upon the purchase of the Company under current IRS statutes.

6. Issuance of Common Stock and Options

In November 2006, the Company issued 14,000,000 to the officers of the Company for services rendered.  The Company used $0.72 to value the transaction and recorded a salary expense of $10,080,000 in the statement of operations in fiscal year 2007.

In December 2006, the Company issued 460,000 shares to consultants for marketing services rendered.  The Company used $0.72 to value the transaction and recorded a salary expense of $331,200 in the statement of operations in fiscal year 2007.

In February 2007, the Company began an offering of 1,500,000 shares of its common stock through an offering as defined by Rule 501 of Regulation D of the Securities Exchange Act.  The offering price per share is $0.75.  The offering also includes common stock options to be issued to purchasers of common stock in excess of 6,667 shares at exercise prices and maturity dates depending upon the amount of shares purchased.  Please see the table below for a detail of exercise prices and maturity dates. As of June 30, 2007, the Company received net proceeds of $922,202 and issued 1,274,934 shares of common stock and 3,094,932 options to purchase its common stock.

The Company applied an option pricing model to determine the fair value of the options issued using the following assumptions, the dividend yield is 0%, volatility is 40%, and a risk-free interest rate of 5.50%. The fair values generated by option pricing model may not be indicative of the future values, if any, that may be received by the option holder.

In addition, in May 2007, the Company issued 100,000 options to purchase 100,000 shares at $1 per share for a period of eight years to a consultant for services rendered.  Using the above model and assumptions, the Company recorded a consulting expense of $943 in the statement of operations in fiscal year 2007.

In fiscal year 2008, the Company issued 113,334 shares of common stock and 166,668 common stock options and received proceeds of $90,000.  Additionally, the Company issued 20,000 shares of its common stock to a consultant for services rendered and recorded a consulting expense of $15,001 in the statement of operations.

There is no formal stock option plan for employees.

A list of options outstanding at June 30, 2008 is as follows:

			Estimated
			Average
		Average	Years to
	Amount	Exercise Price	Maturity

Inception, November 14, 2006	0

Issued	3,194,932
Expired	0
Exercised	0

Outstanding at June 30, 2007	3,194,932	$0.41	4.24

Issued	166,668
Expired	0
Exercised	0

Outstanding at June 30, 2008	3,361,600	$0.41	3.46

Options	Exercise	Maturity
Issued	Price	Date

103,936	$0.75	1 year from date shares publicly traded
1,224,332	$0.50	2 years from date shares publicly traded
1,033,333	$0.35	3 years from date shares publicly traded
899,999	$0.25	4 years from date shares publicly traded
100,000	$1.00	7 years from date shares publicly traded

3,361,600

7. General Administrative Expenses

A detail of general administrative expenses in the statement of operations at June 30, 2007 and June 30, 2008 is as follows:

	2008	2007

Salaries & benefits	$109,500	$10,205,000
Automobile expense	9,402	14,940
Bad debt expense	25,930	35,994
Bank fees	777	50
Depreciation- office equipment	1,296	662
Insurance	55,319	15,368
Licenses	6,463	5,458
Management consulting	176,000	0
Marketing	5,933	3,530
Meals	6,688	1,776
Administration	45,125	7,339
Professionals & consulting fees	74,924	413,480
Rent expense	106,587	8,795
Taxes	14,910	5,033
Telephone	29,432	20,077

Total	$668,286	$10,737,502

8.  Fixed Assets- Net

The following table is a summary of fixed assets at June 30, 2007 and June 30, 2008:

	2008	2007

Vehicles	$345,750	$269,000
Equipment	24,966	0
Office equipment	3,881	3,881
Accumulated depreciation	(85,406)	(18,566)

Fixed assets- net	$289,191	$254,315

The category for vehicles is the leased assets discussed in Note 9.  Depreciation expense on the leased assets for fiscal years 2008 and 2007 is $61,434 and $17,904, respectively.

9. Commitments and Contingencies

The Company is committed to various non-cancelable operating leases for office, vehicle parking space, and recycling facilities in Washington State.  Future minimum lease payments required under these leases is as follows:

2009	$79,497
2010	80,774
2011	68,176
2012	70,220
2013	72,324
2014	24,344

Total	$395,335

Rent expense for fiscal years 2008 and 2007 is $106,587 and $8,795, respectively.

The Company has entered into various capital lease agreements for the vehicle equipment.  Future minimum lease payments required under these leases is as follows:

2009	$103,008
2010	103,008
2011	86,027
2012	10,530

Total minimum lease payments	$302,573

Less amounts representing interest	(51,792)

Present value of net minimum lease payments	$250,781

10.  Litigation

Management is not aware of any pending or threatened litigation against the Company as of the date of this report.

11. Related Party Transactions

During fiscal years 2008 and 2007, sales revenues of $267,610 and $38,979, respectively were generated from client companies owned by the Company’s management and other shareholders.  Accounts receivables from related parties at June 30, 2008 and June 30, 2007 were $8,108 and $38,653, respectively.  At June 30, 2008, the Company holds a deposit of $21,574 against future sales from a related party.

The Company has entered into equipment rental agreements with the secretary and treasurer of the Company and a majority shareholder.  The rental agreements are on a month to month basis and the Company has deposited $227,681 as security with this related party to secure the rental agreements.  The deposits are unsecured and non interest bearing. For the fiscal years 2008 and 2007, the Company paid $297,830 and $151,681, respectively to this related party for the equipment’s rental.

11. Non Cash Transactions

During fiscal years 2008 and 2007, the Company acquired $76,750 and $269,000, respectively, of vehicle equipment through capital leases which are more fully discussed in Note 9.  The transactions have been excluded from the statement of cash flows for the fiscal years 2008 and 2007 since the transactions did not involve the exchange of cash.

12. Debt and Credit Line

In May 2008, the Company issued a not payable to a creditor and received proceeds of $150,000.  The loan is unsecured and matures in November 2009 at an interest rate of 10%.  The Company recorded interest expense of $2,096 in the statement of operations for fiscal year 2008 due to this loan.

In fiscal year 2008, the Company received a $10,000 line of credit from a bank at a fluctuating interest rate based on the prime rate plus 8%.  The Company did not use the credit line in fiscal year 2008.

DRS Inc.
Balance Sheets
As of September 30, 2008 and June 30, 2008

	Unaudited
ASSETS	30-Sep-08	30-Jun-08

Current assets:
Cash & short term deposits	$42,219	$50,525
Accounts receivable (net of allowance for bad debt)	276,288	314,944
Total current assets	$318,507	$365,469

Other assets:
Fixed assets- net	280,464	289,191
Security deposits	258,741	254,191

Total assets	$857,712	$908,851

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable & accrued expenses	$158,773	$114,334
Capital lease payable- short term	78,395	76,123
Total current liabilities	$237,168	$190,457

Capital lease payable- long term	154,185	174,658
Note payable	155,877	152,096

Shareholders' equity:
Common stock- $.001 par value, authorized 25,000,000 shares,
issued and outstanding, 15,868,267 shares	$15,868	$15,868
Additional paid in capital	11,423,478	11,423,478
Retained deficit	(11,128,864)	(11,047,706)
Total shareholders' equity	310,482	391,640

Total Liabilities & Shareholders' Equity	$857,712	$908,851

See the notes to the financial statements.

DRS Inc.
Statements of Operations
For the Three Months Ended September 30, 2008 and September 30, 2007

	Unaudited	Unaudited
	30-Sep-08	30-Sep-07

Revenues:
Net revenues from drywall removal	$798,390	$955,543
Cost of revenues	(711,672)	(812,740)
Net revenues	$86,718	$142,803

General and administrative expenses:
General administration	$153,378	$174,634
Total general & administrative expenses	153,378	174,634

Net loss from operations	$(66,660)	$(31,831)

Other revenues:
Interest income	583	294
Interest expense	(15,081)	(7,224)

Net loss before provision for income taxes	$(81,158)	$(38,761)

Provision for income taxes	0	0

Net loss	$(81,158)	$(38,761)

Loss per common share:
Basic & fully diluted	$(0.01)	$0.00

Weighted average of common shares:
Basic & fully diluted	15,868,268	15,756,912

See the notes to the financial statements.

DRS Inc.
Statements of Cash Flows
For the Three Months Ended September 30, 2008 and September 30, 2007

	Unaudited	Unaudited
	30-Sep-08	30-Sep-07
Operating Activities:
Net loss	$(81,158)	$(38,761)
Adjustments to reconcile net loss items
not requiring the use of cash:
Depreciation	21,180	13,879
Bad debt expense	18,413	3,433
Interest expense	3,781	0
Changes in other operating assets and liabilities :
Accounts receivable	20,243	(34,338)
Accounts payable	44,439	(24,173)
Net cash used by operations	$26,898	$(79,960)

Investing Activities:
Security deposits	$(4,550)	$0
Purchase of equipment	(12,453)	0
Net cash used by investing activities	(17,003)	0

Financing Activities:
Issuance of common stock	$0	$25,000
Payment of capital lease	(18,201)	(13,684)
Net cash provided by financing activities	(18,201)	11,316

Net increase (decrease) in cash during the period	$(8,306)	$(68,644)

Cash balance at June 30th	50,525	211,988

Cash balance at September 30th	$42,219	$143,344

Supplemental disclosures of cash flow information:
Interest paid during the period	$11,300	$7,224
Income taxes paid during the period	$0	$0

See the notes to the financial statements.

DRS Inc.
Statement of Changes in Shareholder’s Equity
From Inception, November 17, 2006 to September, 2008

	Common	Common	Paid in	Accumulated
	Shares	Par Value	Capital	Deficit	Total

Balance at inception, November 17, 2006	0	$0	$0	$0	$0

Issued shares to officers	14,000,000	14,000	10,066,000		10,080,000

Issued shares for services	460,000	460	330,740		331,200

Issuance of common stock	1,274,934	1,275	920,927		922,202

Options issued to consultant			943		943

Net loss				(10,714,428)	(10,714,428)

Balance at June 30, 2007	15,734,934	15,735	11,318,610	(10,714,428)	619,917

Issuance of common stock	113,334	113	89,887		90,000

Issued shares for services	20,000	20	14,981		15,001

Net loss for the fiscal year				(333,278)	(333,278)

Balance at June 30, 2008	15,868,268	15,868	11,423,478	(11,047,706)	391,640

Net loss for the period- unaudited				(81,158)	(81,158)

Balance at September 30, 2008	15,868,268	$15,868	$11,423,478	$(11,128,864)	$310,482

See the notes to the financial statements.

DRS Inc.
Notes to the Financial Statements
For the Three Months Ended September 30, 2008 and September 30, 2007
(Unaudited)

1.	Organization of the Company and Significant Accounting Principles

DRS Inc. (the “Company”) is a privately held corporation formed in November 2006 in the state of Nevada. The financial statements include the results of operations of the Company and its wholly owned subsidiary, DRS Union Inc.  The Company’s fiscal year end is June 30th.

The Company removes drywall and other rubbish from construction sites for disposal and recycling.  The Company operates mainly in the state of Washington.

Use of Estimates- The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make reasonable estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses at the date of the financial statements and for the year they include.  Actual results may differ from these estimates.

Cash- For the purpose of calculating changes in cash flows, cash includes all cash balances and highly liquid short-term investments with maturity dates of three months or less.

Fixed Assets- Fixed assets are stated at cost. Depreciation expense is computed using the straight-line method over the estimated useful life of the asset. The following is a summary of the estimated useful lives used in computing depreciation expense:

Office equipment	3 years
Vehicles	5 years

Expenditures for major repairs and renewals that extend the useful life of the asset are capitalized.  Minor repair expenditures are charged to expense as incurred.

Long Lived Assets- The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

Income taxes- The Company accounts for income taxes in accordance with the Statement of Accounting Standards No. 109  (SFAS No. 109), "Accounting for Income Taxes".  SFAS No. 109 requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed annually for differences between financial statement and income tax bases of assets and liabilities that will result in taxable income or deductible expenses in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets and liabilities to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.

Revenue Recognition- The Company realizes revenues from drywall removal jobs when the existence of an unconditional binding arrangement with a client is present, the work has been performed, the Company fees are determined and fixed, and the assurance of the revenue collection is reasonably secured.

Bad Debt Expense- The Company provides, through charges to income, a charge for bad debt expense, which is based upon management's evaluation of numerous factors.  These factors include economic conditions, a predictive analysis of the outcome of the current portfolio and prior credit loss experience. The Company’s reserve for bad debt is $61,634 at June 30, 2008 and $35,994 at June 30, 2007.

2.  Net Loss per Share

The Company applies SFAS No. 128, Earnings per Share to compute net loss per share. In accordance with SFAS No. 128, basic net loss per share has been computed based on the weighted average of common shares outstanding during the years. Diluted net loss per share gives the effect of outstanding common stock equivalents of the warrants outstanding. The effects on net loss per share of the common stock equivalents, however, are not included in the calculation of net loss per share since their inclusion would be anti-dilutive.

Net loss per common share has been computed as follows:

	30-Sep-08	30-Sep-07

Net loss	$(81,158)	$(38,761)

Total common shares outstanding	15,868,268	15,768,268

Weighted average of shares outstanding	15,868,268	15,756,912

Loss per common share:
Basic & fully diluted	$(0.01)	$(0.00)

3.  Provision for Income Taxes

Provision for income taxes is comprised of the following:	30-Sep-08	30-Sep-07

Net loss before provision for income taxes	$(81,158)	$(38,761)

Current tax expense:
Federal	$0	$0
State	0	0
Total	$0	$0

Less deferred tax benefit:
Timing differences	(144,904)	(127,648)
Allowance for recoverability	144,904	127,648
Provision for income taxes	$0	$0

A reconciliation of provision for income taxes at the statutory rate to provision for income taxes at the Company's effective tax rate is as follows:

Statutory U.S. federal rate	34%	34%
Statutory state and local income tax	10%	10%
Less allowance for tax recoverability	-44%	-44%
Effective rate	0%	0%

Deferred income taxes are comprised of the following:

Timing differences	$144,904	$127,648
Allowance for recoverability	(144,904)	(127,648)
Deferred tax benefit	$0	$0

Note: The deferred tax benefits arising from the timing differences expires in fiscal year 2027 and 2028 and may not be recoverable upon the purchase of the Company under current IRS statutes.

4. Common Stock Options Outstanding

A list of options outstanding at September 30, 2008 is as follows:

			Estimated
			Average
		Average	Years to
	Amount	Exercise Price	Maturity

Inception, November 14, 2006	0

Issued	3,194,932
Expired	0
Exercised	0

Outstanding at June 30, 2007	3,194,932	$0.41	4.24

Issued	166,668
Expired	0
Exercised	0

Outstanding at June 30, 2008	3,361,600	$0.41	3.46

Issued	0
Expired	0
Exercised	0

Outstanding at September 30, 2008	3,361,600	$0.41	3.21

Warrants	Exercise	Maturity
Issued	Price	Date

103,936	$0.75	1 year from date shares publicly traded
1,224,332	$0.50	2 year from date shares publicly traded
1,033,333	$0.35	3 year from date shares publicly traded
899,999	$0.25	4 year from date shares publicly traded
100,000	$1.00	8 years

3,361,600

5. General Administrative Expenses

A detail of general administrative expenses in the statement of operations at September 30, 2008 and September 30, 2007 is as follows:

	30-Sep-08	30-Sep-07

Salaries & benefits	$0	$58,500
Automobile expense	2,352	2,350
Bad debt expense	18,413	3,433
Bank fees	426	182
Depreciation- office equipment	326	324
Insurance	15,559	1,796
Licenses	802	1,125
Management consulting	39,000	0
Marketing	189	1,253
Meals	484	196
Administration	19,380	8,399
Professionals & consulting fees	9,817	68,537
Rent expense	35,266	15,815
Taxes	4,058	4,497
Telephone	7,306	8,227

Total	$153,378	$174,634

6.  Fixed Assets- Net

The following table is a summary of fixed assets at June 30, 2007 and June 30, 2008:

	30-Sep-08	30-Jun-08

Leased vehicles	$345,750	$345,750
Equipment	36,081	24966
Office equipment	3,881	3,881
Accumulated depreciation	(105,248)	(85,406)

Fixed assets- net	$280,464	$289,191

The category for vehicles is the leased assets discussed in Note 8.  Depreciation expense on the leased assets for fiscal years quarters is $17,420 and $14,061, respectively.

8. Commitments and Contingencies

The Company has entered into various capital lease agreements for the vehicle equipment.  Future minimum lease payments required under these leases is as follows:

2009	$103,008
2010	101,945
2011	64,848
2012	7,020

Total minimum lease payments	$276,821

Less amounts representing interest	(44,241)

Present value of net minimum lease payments	$232,580

9. Note Payable

In May 2008, the Company issued a not payable to a creditor and received proceeds of $150,000.  The loan is unsecured and matures in November 2009 at an interest rate of 10%.  The Company recorded interest expense of $2,096 in the statement of operations for fiscal year 2008 due to this loan.

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PART 11 – INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Officers and Directors Limited Liability

Our officers and directors may have limited liability to our shareholders which could mean that our officers and/or directors may not have any liability to our shareholders for certain claims.  Our Articles of Incorporation include a provision eliminating the personal liability or our directors for damages for breach of fiduciary duty as a director.  Moreover, the Nevada Revised Statutes provides for the indemnification, under certain circumstances, of officers and directors.  Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distribution to our shareholder.

Indemnification of Directors and Officers

Our Articles of Incorporation limits the liability of our officers and directors.  Officers and directors will not be liable to us for monetary damages occurring because of a breach of their fiduciary duty as directors in certain circumstances.  Such limitation will not affect liability for any breach of a director’s duty to us or our shareholders, either:

˚	With respect to approval by the director of any transaction from which he or she derives an improper personal benefit;

˚
With respect to acts or omissions involving an absence of good faith, that he or she believes to be contrary to our best interest of our shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of his or her duty to us or our shareholders, or that indicate a reckless disregard for his or her duty to us or our shareholders in circumstances in which he or she was or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to us or our shareholders; or

˚
Based on transactions between us and our director or another corporation with interrelated directors or on improper distribution, loans or guarantees pursuant to applicable sections of Nevada Revised Statutes.

Such limitation of liability will not affect the availability of equitable remedies such as injunctive relief or rescission.  Our Articles of Incorporation provide that we will indemnify our directors and officers to the extent permitted by law, including circumstances in which indemnification is otherwise discretionary under the Nevada Revised Statutes.

We have been informed that, in the opinion of the Commission, such indemnification, as claims pursuant to the federal securities laws, is against public policy and is, therefore, unenforceable.

Indemnification Agreements

We anticipate that we will enter into indemnification agreements with each of our directors and executive officers pursuant to which we shall indemnify each such director and officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by each such director and officer in connection with any criminal or civil action brought or threatened against such director and officer because of such director and officer being or having been an executive officer or director of us.  To be entitled to indemnification by us, such person must have acted in good faith and in a manner, such person believed to be in our best interests and, with respect to criminal actions, such director and officer must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities occurring pursuant to the Securities Act of 1933 may be permitted to Directors, Officers or persons controlling us pursuant to the foregoing  provisions, we have been informed that it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this registration statement.  All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Description	Amount to be paid
Filing Fee – Securities and Exchange Commission	$ 152.00
Attorney’s fees and expenses	$ 9,000.00
Accountant’s fees and expenses	$ 8,000.00
Printing and engraving expenses	$ 5,000.00
Consulting	$28,348.00
Miscellaneous expenses Travel $ 1,000 Electronic Filing $ 3,000 Administrative $ 3,000 Miscellaneous $ 2,500

Total	$60,000

RECENT SALES OF UNREGISTERED SECURITIES

In December 2006, through December 2007, we issued 1,388,268, shares of Common Stock to 47 investors at a purchase price of $0.75 per share for the aggregate purchase price of $1,041,205.00, in a private placement pursuant to the exemption from the registration requirements of provided by Section 4(2) of the Securities Act, Regulation D.  The Company conducted the private placement without any general solicitation or advertisement and a restriction on resale.  The Company provided all investors in the private placement with a subscription agreement.  The common stock offered has not been registered under the Securities Act of 1933, as amended (“Securities Act”) or any applicable state or foreign securities laws.

During the initial private offering of our common stock, during the months of December 2006, through December 2007, the Company issued 3,261,600 options with an average purchase price value of $0.41 per share for the aggregate price of $1,337,256.00 if all options are exercised.  These Options were offered to our initial investors to purchase stock at a reduced price following the effectiveness of this Registration Statement and exercisable within a certain period.

These shares of the company were sold exclusively by the officers and directors for cash and no commission was paid.  The offering was initiated in December 2006, and was closed July 2007. The offering was reopened on November 1, 2007, and closed December 8, 2007. The shares were sold to a total of 47 investors, 21 of which were accredited investors (as defined by the Securities and Exchange Commission) and 26 of the investors were nonaccredited.  The investors were known personally by the officers and directors or were introduced to the officers and directors by those well known to the officers and directors We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $60,000.

From December 2006 through December 2007, we issued an additional 460,000 shares of Common Stock to three individuals for services rendered valued at a price per share of $0.72 for the aggregate value of $331,200.00.  During this time, we also issued 20,000 shares of Common Stock to one individual for services rendered valued at a price per share of $0.75 for a value of $15,000.00.  In May 2007, we issued 100,000 Options with an exercise price of $1.00 per share to buy our Common Stock with an aggregate value of $943.00.  At the time of the issuance, all individuals had fair access to and were in possession of all available material information about our company, disclosed in the Private Placement Memorandum.  The shares bear a restrictive transfer legend.  On the basis of these facts, we claim that the issuance of stock to these individuals qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

The information in this Prospectus is not complete and may be changed. The securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

EXHIBITS

Exhibit 3.1 – Articles of Incorporation
Exhibit 3.2 – Bylaws
Exhibit 3.3 – Certificate of Good Standing
Exhibit 5.1 – Opinion and Consent of Sharon D. Mitchell, Attorney at Law
Exhibit 10.1 – Subscription Agreement
Exhibit 10.2 – Option Agreement
Exhibit 10.3 – Amendment to Option Agreement
Exhibit 10.4 – Truck & Equipment Lease Agreements
Exhibit 10.5 – Consulting Agreement with Daniel Guimont, President, DTG Enterprises, Inc.
Exhibit 23.1 – Consent of Donahue Associates, LLC
Exhibit 99.1 – Executive Summary

OTHER IMPORTANT INFORMATION

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on SEC Form S1-A. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules contained herein. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

a.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

b.
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c.
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

2.
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

3.	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.
For determining liability of the undersigned small business issuer under the Securities Act to a purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

b.      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

c.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

d.	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed  in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act will be governed by the final adjudication of such issue.

6.
For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

7.
For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

8.	That, for the purpose of determining liability under the Securities Act to any purchaser:

a.	If the small business issuer is relying on Rule 430B:

1.
Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

2.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement will, as to a purchaser, with a time contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

b.	If the small business issuer is subject to Rule 430C:

1.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Mill Creek, State of Washington on October 31, 2008.

(Registrant)	DRS Inc.

By (Signatures and Title)	Daniel Mendes, President, Director, Principal Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

(Signature)	/s/ Daniel Mendes

(Title)	President, Director, Principal Executive Officer, Controller

(Date)	October 31, 2008

(Signature)	/s/ George Guimont

(Title)	Secretary/Treasurer, Director, Principal Financial Officer

(Date)	October 31, 2008